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                               ASSET PURCHASE AGREEMENT




                               Dated  November 17, 1997


                                        among


                         MERCER MANAGEMENT CONSULTING, INC.,

                              CORPORATE DECISIONS, INC.,

                                         and

                    THE SHAREHOLDERS OF CORPORATE DECISIONS, INC.






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                                  TABLE OF CONTENTS


Page
ARTICLE I          DEFINITIONS

         1.1  Definitions....................................................1

ARTICLE II         THE TRANSACTION

         2.1  Purchase and Sale of Assets....................................6
         2.2  Excluded Assets................................................8
         2.3  Exclusion of Liabilities and Obligations.......................8
         2.4  Assumption of Certain Liabilities and Obligations.............10
         2.5  Nonassignable Material Contracts..............................11
         2.6  Instruments of Transfer andConveyance.........................11
         2.7  Closing.......................................................11

ARTICLE III        PAYMENT OF PURCHASE PRICE

         3.1  Purchase Price................................................12
         3.2  Form and Delivery.............................................12
         3.3  Purchase Price Allocation.....................................14

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF CDI
                   AND THE SHAREHOLDERS

         4.1  Representations and Warranties of CDI.........................14
         4.1.1     Existence and Good Standing..............................14
         4.1.2     FinancialStatements......................................15
         4.1.3     No Undisclosed Liabilities...............................15
         4.1.4     Books andRecords.........................................16
         4.1.5     Warranties...............................................16
         4.1.6     Material Contracts.......................................16
         4.1.7     Litigation...............................................17
         4.1.8     Returns; Taxes...........................................17
         4.1.9     Intellectual Property....................................18
         4.1.10    Compliance with Laws.....................................19
         4.1.11    Insurance................................................19
         4.1.12    Employees................................................19
         4.1.13    Labor Relations..........................................20
         4.1.14    Clients and Suppliers....................................20
         4.1.15    Sufficiency of Assets....................................21

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         4.1.16    Subsidiaries.............................................21
         4.1.17    Environmental Laws and Regulations.......................21
         4.1.18    Affiliate Transactions...................................22
         4.1.19    Capital Expenditures.....................................22
         4.1.20    Disclosure...............................................22
         4.1.21    Broker's or Finder's Fees................................22
         4.1.22    Ability to Conduct Business..............................22
         4.1.23    HSR Status...............................................22
         4.1.24    Consents and Approvals.................................  23
    4.2  Representations and Warranties of CDI
         and the Shareholders...............................................23
         4.2.1     Authorization and Validity ofAgreements..................23
         4.2.2     Consents and Approvals; NoViolations.....................24
         4.2.3     Changes inAssets.........................................24
         4.2.4     Title to Properties; CDIShares...........................25
         4.2.5     Intellectual Property....................................25
         4.2.6     Employees................................................26
         4.2.7     Clients and Suppliers....................................26
         4.2.8     Information in Registration Statement....................26
         4.2.9     Acquisition for Investment...............................26

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF MERCER

         5.1  Existence and Good Standing of Mercer;
              Power and Authority...........................................28
         5.2  Consents and Approvals; No Violations.........................28
         5.3  Litigation....................................................28
         5.4  Broker's or Finder's Fees.....................................29
         5.5  Existence and Good Standing of Marsh & McLennan ..............29
         5.6  Corporate Authority of Marsh & McLennan ......................29
         5.7  MMC Stock ....................................................29
         5.8  Information ..................................................29

ARTICLE VI         COVENANTS OF CDI AND THE SHAREHOLDERS

         6.1  Cooperation...................................................30
         6.2  Conduct of Business...........................................30
         6.3  Review of the Assets..........................................31
         6.4  Notice of Sale ...............................................31
         6.5  Non-Competition; Non-Solicitation; Non-Interference...........32
         6.6  Assignment of Name............................................33
         6.7  Information for Registration Statement .......................33
         6.8  Resale Restrictions ..........................................33
         6.9  Dissolution of CDSNC .........................................33

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ARTICLE VII        COVENANTS OF MERCER

         7.1  Cooperation...................................................34
         7.2  MMC Stock ....................................................34
         7.3  Registration Rights...........................................34
         7.4  Insurance.....................................................34

ARTICLE VIII  CONDITIONS TO MERCER'S OBLIGATIONS

         8.1  Representations andWarranties.................................35
         8.2  Injunction....................................................35
         8.3  GovernmentalApprovals.........................................35
         8.4  Consents;Permits..............................................35
         8.5  Performance of Agreements.....................................35
         8.6  TransferDocuments.............................................36
         8.7  No Material AdverseChange.....................................36
         8.8  Pledge and Escrow Agreement...................................36
         8.9  Registration Rights Agreement.................................36
         8.10 EmploymentAgreements..........................................36
         8.11 CDI Organization and Good Standing............................36
         8.12 Resolutions ofCDI.............................................36
         8.13 Proceedings...................................................37
         8.14 Employees.....................................................37
         8.15 Opinion of Counsel for CDI and the Shareholders...............37
         8.16 Name Assignment...............................................37
         8.17 Sublease......................................................37

ARTICLE IX    CONDITIONS TO CDI'S AND THE SHAREHOLDERS'
              OBLIGATIONS

         9.1  Representations andWarranties.................................37
         9.2  Injunction....................................................38
         9.3  GovernmentalApprovals.........................................38
         9.4  Consents......................................................38
         9.5  Performance ofAgreements......................................38
         9.6  Pledge and Escrow Agreement...................................38
         9.7  Registration Rights Agreement.................................38
         9.8  EmploymentAgreements..........................................38
         9.9  Resolutions of Mercer and Marsh &McLennan.....................38
         9.10 Proceedings...................................................38
         9.11 Opinion of Counsel for Marsh & McLennan.......................39
         9.12 Sublease......................................................39
         9.13 No Material Adverse Effect....................................39

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ARTICLE X          OTHER AGREEMENTS

         10.1 Further Assurances............................................39
         10.2 Books, Records and Information................................39
         10.3 Mail..........................................................40
         10.4 Payments......................................................40
         10.5 Taxes.........................................................41
         10.6 Employees.....................................................42
         10.7 Employment Taxes and Reporting................................45
         10.8 CDI's Offices.................................................45

ARTICLE XI         TERMINATION PRIOR TO CLOSING

         11.1 Termination...................................................45
         11.2 Effect onObligations..........................................46

ARTICLE XII        SURVIVAL AND INDEMNIFICATION

         12.1 Survival of Representations, Warranties andCovenants..........46
         12.2 Indemnification...............................................47
         12.3 IndemnificationProcedure......................................48
         12.4 Limitation of Liability.......................................51
         12.5 Exclusive Remedy..............................................52

ARTICLE XIII  MISCELLANEOUS

         13.1 EntireAgreement...............................................52
         13.2 Successors andAssigns.........................................53
         13.3 Counterparts..................................................53
         13.4 Headings......................................................53
         13.5 Modification andWaiver........................................53
         13.6 No Third Party BeneficiaryRights..............................53
         13.7 Bulk TransferLaws.............................................53
         13.8 Expenses......................................................54
         13.9 Notices.......................................................54
         13.10Governing Law.................................................55
         13.11Publicity.....................................................55
         13.12Severability..................................................55


                                       iv
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EXHIBITS

         EXHIBIT A List of Shareholders
         EXHIBIT B Disclosure Schedule
         EXHIBIT C Form of Bill of Sale
         EXHIBIT D Form of Escrow Agreement
         EXHIBIT E Purchase Price Forfeiture
         EXHIBIT F Purchase Price Allocation
         EXHIBIT G Form of Name Assignment
         EXHIBIT H Form of Registration Rights Agreement
         EXHIBIT I Form of Opinion of Counsel for CDI and the Shareholders EXHIBIT J Form of Sublease
         EXHIBIT K Form of Opinion of Counsel for Marsh & McLennan
         EXHIBIT L Shareholder Indemnification Allocation

                               ASSET PURCHASE AGREEMENT


    ASSET PURCHASE AGREEMENT, dated November 17, 1997, among Mercer Management Consulting, Inc., a corporation organized under the laws of the State of Delaware ("Mercer"), Corporate Decisions, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("CDI"), and the individuals identified on Exhibit A attached hereto (each a "Shareholder," collectively, the "Shareholders").

                                W I T N E S S E T H :

WHEREAS, Mercer desires to purchase from CDI, and CDI desires to sell to Mercer, the Business (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Shareholders, as the owners of all of the issued and outstanding capital stock of CDI, desire to cause such purchase and sale to be effected, all upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                      Article I

                                     DEFINITIONS

  1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Affiliate": any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Person specified.

    "Agreement": this Asset Purchase Agreement, as amended from time to time.

    "Ancillary Agreements": as defined in Section 4.2.1 hereof.

    "Assets": as defined in Section 2.1 hereof.

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    "Asset Transfer Documents": as defined in Section 2.6 hereof.

    "Assumed Contracts": the "Material Contracts" that have been validly assigned to Mercer at or following the Closing.

    "Assumed Liabilities": as defined in Section 2.4 hereof.

    "Average Price": as defined in Section 3.2 hereof.

    "Books and Records": all books, records, files and data, certificates and other documents related to the conduct of the Business or the ownership of the Assets, all sales and promotional literature, or copies thereof, used or held for use in connection with the conduct of the Business, and all pending customer proposals (including backup documentation and work papers) submitted in connection with the Business, but in no event including the minute books or tax records of CDI.

    "Business": the business currently conducted by CDI as a going concern.

    "Business Day": any day excluding Saturday, Sunday and any day on which banks in the City of New York are authorized or required by law or other governmental action to close.

    "Cash Purchase Price": as defined in Section 3.1 hereof.

    "Cause": as defined in Section 3.2(b) hereof.

    "CDI": as defined in the preamble to this Agreement.

    "CDI Names": as defined in Section 6.6 hereof.

    "CDI Shares": all of the issued and outstanding capital stock of CDI.

    "CDSNC": Corporate Decisions, Inc., SNC, a societe en nom collectif organized under the laws of France.

    "Certificate": as defined in Section 12.3(a) hereof.

    "Closing": as defined in Section 2.7 hereof.

    "Closing Date": as defined in Section 2.7 hereof

    "Code": the Internal Revenue Code of 1986, as amended, together with the regulations from time to time promulgated thereunder.

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    "Disability": total and permanent disability of an individual which qualifies such individual to receive long-term disability benefits under the Basic Long Term Disability Plan of Marsh & McLennan (or any successor plan) that is available to employees of Mercer.

    "Disclosure Schedule": the Disclosure Schedule delivered to Mercer by CDI, concurrently with the execution of this Agreement, which is incorporated herein by reference and made a part hereof.

    "Dollars" or "$": U.S. dollars.

    "Employee Benefits Plans": as defined in Section 4.1.12(b), and all trusts related thereto.

    "Employee Hire Date": as defined in Section 10.6(c) hereof.

    "Employees": as defined in Section 4.1.12(a) hereof.

    "Encumbrances": liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements, or any other encumbrances or other restrictions or limitations on the use of real or personal property or irregularities in title thereto.

    "Environmental Laws": any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, Order or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof relating to Hazardous Materials, environmental matters, the protection of public health and safety from environmental or health concerns or otherwise relating to environmental conditions.

    "ERISA": the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings promulgated thereunder.

    "Escrow Agreement": as defined in Section 3.2(b) hereof.

    "Excluded Assets": as defined in Section 2.2 hereof.

    "Excluded Liabilities": as defined in Section 2.3 hereof.

    "Financial Statements": as defined in Section 4.1.2 (a) hereof.

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    "GAAP": United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

    "Hazardous Materials": all hazardous substances, wastes, materials or constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, radioactive materials, urea formaldehyde, polychlorinated biphenyls, radon gas and related materials, including, without limitation, any such materials defined, listed, identified under or described in any applicable Environmental Laws.

    "HSR Act": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "Indemnified Party": as defined in Section 12.3(a) hereof.

    "Indemnifying Party": as defined in Section 12.3(a) hereof.

    "Intellectual Property": all technology, know-how and trade secrets relating to or used in the Business, whether owned by CDI or licensed from third parties, including computer programs and software, together with the operating codes, source codes, updates, upgrades, modifications, enhancements and any user and technical documentation or utilities with respect thereto, and all patents, patent licenses and patent applications, copyrights and copyright applications and other intellectual property rights and the trademarks, trade names, service marks and logos (including any registration and any application for registration of any of the foregoing), relating to or used in the Business.

    "Interim Statements": as defined in Section 4.1.2(b) hereof.

    "Knowledge": the actual knowledge of: (i) in the case of CDI, any of the following officers of CDI: David Morrison, Adrian Slywotzky and Kevin Mundt; (ii) in the case of the Shareholders, any of the Shareholders; and
    (iii) in the case of Mercer, any of the following officers of or advisors to Mercer: James Quella, Thomas Waylett, David Mayhew, Joseph Rotberg, Angela Fiorini, Robert Rapport and Dana Bolton; in each case (i), (ii) and
    (iii) after having read and carefully considered the representation or warranty to which such knowledge relates and, in case (ii), after due inquiry of the other Shareholders.

    "Lease": Lease dated May 24, 1991 between CDI and Fort Hill Square Associates, as amended, for the lease of CDI's offices at One International Place, Boston, Massachusetts.

    "Loss": as defined in Section 12.2(a) hereof.

    "Material Adverse Effect": a material adverse effect on the Assets, Assumed Liabilities, condition (financial or otherwise) or results of operations of CDI or the Business.

    "Marsh & McLennan": Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware.

    "Material Contracts": as defined in Section 4.1.6 hereof.

    "Mercer": as defined in the preamble to this Agreement.

    "MMC Report": as defined in Section 5.8 hereof.

    "MMC Stock": shares of the common stock, $1.00 par value, of Marsh &
    McLennan.

    "Name Assignment": as defined in Section 6.6 hereof.

    "Order": any order, judgment, injunction, award, decree or writ issued by a court of law or governmental authority.

    "Permits": as defined in Section 2.1(e) hereof.

    "Person": any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency thereof or other entity.

    "Prepaid Assets": any prepaid expenses as of the Closing including inventory, supplies, stationery and express courier delivery, in each case relating to specific clients of the Business and to be billed to such clients on a pass-through basis in connection with services to be performed for such clients.

    "Purchase Price": as defined in Section 3.1 hereof.

    "Purchase Price Allocation": as defined in Section 3.3 hereof.

    "Registration Rights Agreement": as defined in Section 7.3 hereof.

    "Registration Statement": the Registration Statement on Form S-3 to be filed by Marsh & McLennan with the SEC to register under the 1933 Act the MMC Stock payable to CDI on the Closing Date pursuant to this Agreement.

    "Returns": all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

    "SEC": the Securities and Exchange Commission.

    "1933 Act": the Securities Act of 1933, as amended.

    "Shareholder": as defined in the preamble to this Agreement.

    "Sublease": as defined in Section 8.17 hereof.

    "Subsidiary": with respect to any Person, any company, association or other business entity, a majority of the equity interests in or voting control of which is owned or controlled by such Person.

    "Tax": any federal, foreign, state, country, local and other tax (including, without limitation, net income, gross income, gross receipts, transfer, excise, property, franchise, profits, license, lease, sales, use, data processing, ad valorem, goods and services, value added, withholding, estimated, occupancy, capital, employment, unemployment compensation, payroll related, social security, severance, stamp import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

    "Transferring Employee": as defined in Section 10.6(c) hereof.


                                      Article II

                                   THE TRANSACTION


  1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Mercer shall purchase from CDI, and CDI shall sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, assigned and delivered to Mercer, on the Closing Date, against the receipt by CDI of the consideration specified in Section 3.1 hereof (in the form and manner specified in Section 3.2 hereof), the Assets, free and clear of any Encumbrances except as set forth in
Schedule 2.1 to the Disclosure Schedule. The term "Assets" shall mean all of CDI's right, title and interest in the assets, properties, goodwill and business of every kind and description relating to or used in the Business as conducted as of the Closing Date (subject to Section 2.2 below), including, without limitation, the following:

     a   all supplies, equipment, office furnishings, computer equipment, and other tangible personal property, including, without limitation, the tangible personal property listed on Schedule 2. l(a) to the Disclosure Schedule;

     b   all Intellectual Property, including, without limitation, that listed on Schedule 2.1 (b) to the Disclosure Schedule;

     c   all Books and Records;

     d   to the extent assignable, all rights under the Assumed Contracts, each of which is listed on Schedule 2.1(d) to the Disclosure Schedule; provided that CDI shall retain the rights it held prior to the Closing under any document expressly providing CDI with continuing indemnity and exculpation rights for pre-Closing occurrences for which it remains liable under this Agreement;

     e   to the extent assignable, all municipal, state and federal and other governmental permits, licenses, registrations, agreements, waivers and authorizations ("the Permits") held or used by CDI in connection with the Business;

     f   all rights under non-disclosure and/or non-compete agreements with employees, former employees, shareholders, former shareholders and agents of CDI and under confidentiality agreements with third parties to the extent relating to the Business;

     g   all insurance proceeds with respect to any Assets which have been damaged or destroyed on or prior to the Closing Date and not replaced on or prior to the Closing Date;

     h   all prepaid client amounts and charges for which and to the extent services will be provided by the Business after the Closing Date;

     i   all Prepaid Assets, including, without limitation, those listed on
    Schedule 2.1(i) to the Disclosure Schedule; and

     j   all other assets and rights, tangible or intangible, related to or used in the Business, whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, and whether or not any of such Assets have any value for accounting purposes or are carried or reflected on or referred to in the Financial Statements, which are owned or possessed by CDI (other than minute books and tax records of CDI) and are reasonably necessary to conduct the Business as presently conducted.

  2 Excluded Assets. Anything herein to the contrary notwithstanding, the Assets shall not include, and Mercer shall not purchase, any of the following, whether owned by, held by or relating to CDI (the "Excluded Assets"):

     a   all cash, cash equivalents and accounts receivable owing to CDI for services rendered prior to the Closing;

     b   all Employee Benefits Plans, and all trusts related thereto;

     c   all of CDI's rights under this Agreement and under the Ancillary
    Agreements;

     d   any other assets specifically set forth in Schedule 2.2(d) to the
    Disclosure Schedule;
     e   refunds in respect of Taxes paid or to be paid by CDI;
     f   all of CDI's rights under the Lease;
     g   any capital stock of CDSNC; and
     h   any assets or rights, tangible or intangible, which are owned or possessed by CDSNC.

  3 Exclusion of Liabilities and Obligations.  Except to the extent provided in
Section 2.4 hereof, Mercer shall not assume any liabilities, obligations or commitments of CDI or any of its Affiliates (or any predecessors of any thereof), whether absolute, accrued, contingent, known or unknown or otherwise, whether or not based on or arising out of or in connection with the Business or CDI's or such Affiliates' (or such predecessors') ownership, possession, use or operation of the Assets, whether in existence on or after the Closing Date (the "Excluded Liabilities"), including, but not limited to, any and all liabilities and obligations of CDI or any of its Affiliates relating to or arising out of the following:

     a   any accounts payable arising out of the operation of the Business on or prior to the Closing Date, other than those assumed under Section 2.4(b) and set forth in Schedule 2.4(b) to the Disclosure Schedule;

     b   any liabilities and obligations relating to any contract, commitment, lease, purchase order, contract for services and supplies or any other agreement (whether written or oral) to which Mercer is not a party, other than the Assumed Contracts;

     c   any liabilities or obligations under the Assumed Contracts arising on or prior to the Closing Date;

     d   any liabilities and obligations for any fee, commission or broker's or finder's fee owed to any agent, broker, consultant, person or firm acting on behalf of CDI or its Affiliates, which may arise by reason of or with respect to this Agreement or any of the transactions contemplated hereby;

     e   any liabilities and obligations which are intercompany accounts
    (between CDI and any of its Affiliates) or intracompany accounts;

     f   except as provided in Section 10.5, any liabilities and obligations for Taxes of CDI or any of its Affiliates;

     g   any liabilities and obligations (including, without limitation, any accounts payable) arising out of the employment and/or termination of employment of any Employee;

     h   except as provided in Section 10.6, any liabilities and obligations under or with respect to any employee benefit plan, program, contract or arrangement (including, without limitation, any pension, incentive compensation, bonus, life insurance, disability, medical, vacation accrual, sabbatical and severance benefits) covering past or present employees or their beneficiaries;

     i   any liabilities and obligations for infringement or misappropriation arising from the development, modification or use of the Intellectual Property on or before the Closing Date;

     j   any liabilities and obligations relating to any claim, dispute or litigation asserted or threatened or governmental proceeding or investigation instituted or threatened, arising out of any act or omission of CDI on or prior to the Closing Date, or arising out of the conduct, on or prior to the Closing Date, of the Business;

     k   any liabilities and obligations arising out of (i) any noncompliance with or violation of any Environmental Law on or before the Closing Date
    (ii) any existing environmental condition (whether or not relating to any noncompliance) of the Assets or the Business, or (iii) any release of Hazardous Materials on or before the Closing Date, in each case, regardless of whether any of the foregoing was known to or disclosed to Mercer or any of its Affiliates;

     l any severance and termination liabilities of CDI under any contract or agreement to which CDI is a party which has been terminated (or under which any employment has been terminated) prior to, on or after the Closing or which arise as a result of the transactions contemplated by this Agreement;

     m   any liabilities and obligations under any insurance coverage, self-insurance or retention program provided to customers in connection with the Business;

     n   any liabilities or obligations to the extent related to or arising out of the operations of CDI on or prior to the Closing;
     o any liabilities and obligations of CDI to any shareholder or former shareholder of CDI;
     p   any liabilities or obligations related to the Excluded Assets;
     q   any liabilities or obligations under the Lease, except for Mercer's obligations under the Sublease; and
     r   any liabilities, obligations or commitments of CDSNC, whether absolute, accrued, contingent, known or unknown or otherwise, and whether in existence on or after the Closing Date.

  4 Assumption of Certain Liabilities and Obligations. Upon the sale of the Assets by CDI, Mercer shall assume and agree to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, the following liabilities and obligations of CDI relating to the Business (the "Assumed Liabilities"):

     a all liabilities and obligations attributable to the performance of the Assumed Contracts after the Closing Date, except to the extent such Assumed Contracts are not validly assigned to Mercer or the benefits of such Assumed Contracts are not provided by CDI to Mercer pursuant to Section 2.5 hereof, and, in any event, neither Mercer nor any of its Affiliates shall assume any liabilities for any default or breach, or for any event, occurrence, condition or act which, with the giving of notice, the passage of time or both, would result in a default or breach, of any of the Assumed Contracts to the extent such default or breach or event, occurrence, condition or act existed on or prior to the Closing Date;

     b    liabilities and obligations of CDI for incentive and bonus payments in respect of performance of its employees other than the Shareholders during 1997 until the Closing Date to the extent set forth in Schedule 2.4(b) to the Disclosure Schedule;

     c   all liabilities and obligations of Mercer specifically assumed under the terms of the Ancillary Agreements;

     d   all liabilities and obligations of Mercer arising from the operation of the Business after the Closing; and
     e   all liabilities and obligations of CDI attributable to the performance after the Closing Date of the contracts listed on Schedule 2.4(e) to the Disclosure Schedule.

  5 Nonassignable Material Contracts. In the case of any Material Contracts that are not by their terms assignable or transferable, CDI shall use commercially reasonable efforts to obtain, or cause to be obtained, on or prior to the Closing Date, any written consents necessary to convey to Mercer the
benefit thereof.   Subject to CDI's obligations pursuant to the last sentence of this Section 2.5, Mercer shall cooperate with CDI in such manner as may be reasonably requested in connection therewith. In the event any consent or approval to an assignment contemplated hereby is not obtained on or prior to the Closing Date, CDI shall continue to use commercially reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and CDI shall cooperate with Mercer in any lawful and economically feasible arrangement to provide that Mercer shall receive CDI's interest in the benefits under any such Material Contract, including performance by CDI as agent, if economically feasible, provided that Mercer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Mercer would have been responsible therefor if such consent or approval had been obtained. CDI shall pay and discharge any and all out-of-pocket costs of CDI seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date and shall indemnify and hold Mercer harmless from and against any such out-of-pocket costs of Mercer exceeding $10,000 in the aggregate.

  6 Instruments of Transfer and Conveyance. The sale, conveyance, transfer, assignment and delivery of the Assets shall be effected by delivery on the Closing Date by CDI of such deeds, assignments, bills of sale, conveyances or other instruments of transfer and conveyance, including, without limitation, a bill of sale, substantially in the form of Exhibit C hereto, (collectively, the "Asset Transfer Documents"), duly executed by CDI, as Mercer shall reasonably deem necessary to vest in Mercer good and marketable title to such Assets, free and clear of all Encumbrances except as set forth in Schedule 2.1 to the Disclosure Schedule.

  7 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mercer at 1166 Avenue of the

Americas, New York, New York, or at such other location mutually agreeable to Mercer and CDI, at 9:00 a.m., local time, on the Business Day following the satisfaction or waiver of all conditions to the parties set forth in Articles VIII and IX, or at such other time or on such other date or at such other place as Mercer and CDI may mutually agree upon in writing (the day on which the Closing takes place is herein referred to as the "Closing Date").


                                     Article III

                              PAYMENT OF PURCHASE PRICE

3.1 Purchase Price. Mercer shall purchase the Assets for an aggregate purchase price of $33,450,000 (the "Purchase Price") as follows: (a) $32,426,870 to be paid by Mercer to CDI in accordance with Section 3.2 below (the "Cash Purchase Price"); and (b) the assumption by Mercer of the Assumed Liabilities.

3.2 Form and Delivery.
(a) The Cash Purchase Price will be payable by Mercer to CDI, in four installments which shall be in the amounts, in the form, and paid on the dates determined in the table below pursuant to (b) below:

    Payment Date                        Column A       Column B   Total Payments

Closing Date                           $5,000,000    $   976,870    $ 5,976,870
First anniversary
    of Closing Date                    $5,000,000    $ 2,000,000    $ 7,000,000
Second anniversary
    of Closing Date                             -    $10,600,000    $10,600,000
Third Anniversary  of Closing Date              -    $ 8,850,000    $ 8,850,000
                                      $10,000,000    $22,426,870    $32,426,870















    (b)  The payments set forth in (a) above will be governed by the following:

         (i) Subject to (ii) below, on the Closing Date the amounts in Column A above (including the amount payable on the first anniversary of the Closing Date) will be converted into the number of shares of MMC Stock obtained by dividing such amounts by the "Average Price" (as defined below) and rounding up to the nearest whole number of shares of MMC Stock. The "Average Price" will be determined by calculating the average of the average daily sale prices of MMC Stock on the consolidated report of trading of the New York Stock Exchange issued for the five consecutive trading days ending on the day which is six Business Days immediately before the Closing Date (each average daily sale price to be determined by calculating the average of the reported high and low sale price on that day).

         (ii) If the closing sale price of MMC Stock on the trading day immediately before the Closing Date is more than 10% above or below the Average Price, then either Mercer or CDI may elect to ignore the conversion of the amounts in Column A above to shares of MMC Stock and have such amounts paid in cash as and when due.

         (iii) The total number of shares of MMC Stock to be conveyed hereunder shall be appropriately adjusted if Marsh & McLennan, subsequent to the date of this Agreement and prior to the Closing
         Date:  (A) declares a dividend payable in shares of its common stock;
         (B) splits or combines the shares of its common stock then outstanding; (C) declares a distribution (other than its regular quarterly non-liquidating cash dividend) on shares of its common stock; (D) merges or consolidates with any corporation in which the other corporation is the surviving entity; or (E) reorganizes, recapitalizes or reclassifies any of the shares of its common stock.

         (iv) If the amounts in Column A above are converted into shares of MMC Stock, then, at the Closing, (A) Mercer shall deliver to CDI a stock certificate evidencing the number of shares of MMC Stock to which CDI shall be entitled to receive on the Closing Date and registered in the name of CDI, and (B) Mercer, CDI and the Escrow Agent (as defined in the Escrow Agreement), shall execute the Escrow Agreement, substantially in the form of Exhibit D hereto (the "Escrow Agreement"), and on the Closing Date the shares of MMC Stock to which CDI shall be entitled on the first anniversary of the Closing Date shall be delivered, on behalf of CDI, to the Escrow Agent. With respect to any shares of MMC Stock that are subject to the Escrow Agreement, CDI shall have the dividend and voting rights with respect to such shares set forth in the Escrow Agreement.

         (v) The amounts in Column A above which are not converted into shares of MMC Stock and the amounts in Column B above shall be paid to CDI by Mercer by wire transfer of same day funds in accordance with written wire transfer instructions delivered to Mercer by CDI at least three Business Days prior to each payment date.

         (vi) In the event that any individual identified on Exhibit E hereto ceases to be an employee of Mercer before the third anniversary of the Closing Date or gives notice before the third anniversary of the Closing Date of intent to terminate employment with Mercer, then, with respect to the portion of the Cash Purchase Price still payable to CDI at the time such employment ceases or such notice is given (as the case may be), the amount of such portion allocable to such individual as set forth on Exhibit E hereto shall be forfeited by CDI. The provisions of this Section 3.2(b)(vi) shall not apply in the case of
         (A) death of an individual identified on Exhibit E hereto, (B) Disability of an individual identified on Exhibit E hereto and (C) involuntary termination by Mercer of an individual identified on Exhibit E hereto other than for Cause. For purposes of this Section 3.2(b)(vi), Mercer shall have "Cause" to terminate the employment of an individual listed on Exhibit E hereto upon (A) such individual having been convicted of any felony involving moral turpitude or any crime involving moral turpitude, (B) the continued and habitual use of narcotics or alcohol to an extent which materially impairs such individual's performance of his duties of employment on a repeated or continuing basis, (C) willful malfeasance by such individual in the performance of his duties of employment which is not corrected after notice thereof, (D) the knowing, continued violation to a material extent of any material provision of such individual's employment agreement with Mercer, or (E) gross misconduct by such individual materially injurious to Mercer which is not corrected after notice thereof.

3.3 Purchase Price Allocation. CDI and Mercer agree that the allocation of the Purchase Price shall be as set forth on Exhibit F hereto. This allocation (the "Purchase Price Allocation") may be amended or modified by mutual agreement of CDI and Mercer to establish a final allocation prior to the filing of the applicable Tax Returns of CDI and Mercer. CDI and Mercer agree to use such final allocation in all Tax Returns.


                                      Article IV

                        REPRESENTATIONS AND WARRANTIES OF CDI
                                 AND THE SHAREHOLDERS

4.1 Representations and Warranties of CDI. CDI hereby represents, warrants and agrees as follows:

    4.1.1)    Existence and Good Standing.  CDI is a corporation duly
    organized, validly existing and in good standing under the laws of the

    Commonwealth of Massachusetts. CDI has all necessary corporate power and authority to own, lease or license its property, including the Assets, and to conduct the Business as it is now being conducted.

4.1.2)   Financial Statements.

         (a) The financial statements of CDI as of December 31, 1994, December 31, 1995 and December 31, 1996 and for the periods then ended, together, in each case, with all related notes (if any) and schedules thereto, are attached as Schedule 4.1.2 (a) to the Disclosure Schedule (collectively, the "Financial Statements"). The Financial Statements
         (i) have been prepared in conformity with the accounting basis set forth in Schedule 4.1.2(a)(i) to the Disclosure Schedule, consistently applied, (ii) fairly present in all material respects the financial position of and the results of operations of CDI as of such dates and for the periods then ended, and (iii) were prepared from and are in agreement with the Books and Records.

         (b) The financial statements of CDI as of September 30, 1997 and for the nine-month period then ended are attached as Schedule 4.1.2(b) to the Disclosure Schedule (hereinafter referred to as the "Interim Statements"). The Interim Statements (i) have been prepared in accordance with the accounting basis set forth in Schedule 4.1.2(b)(i) to the Disclosure Schedule, consistently applied, (ii) fairly present in all material respects the financial position of and the results of operations of CDI as of the date thereof and for the period then ended, subject to normal year end adjustments which would not in the aggregate have Material Adverse Effect on the financial position of or the results of operations of CDI as reflected in the Interim Statements and any other adjustments expressly described therein or in the notes thereto, and (iii) were prepared from and are in agreement with the Books and Records.

         (c) The revenues set forth in the Financial Statements and the Interim Statements represent in all material respects the amounts billed to third parties for services and expenses, as well as interest income of the Business during each of the periods covered thereby.

4.1.3)   No Undisclosed Liabilities.  Except as set forth in Schedule 4.1.3 to the Disclosure Schedule or as would not (individually or in the aggregate) have a Material Adverse Effect, CDI has no liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, matured or unmatured) which were not fully reflected or reserved against in the Interim Statements.

4.1.4)   Books and Records.  Except as set forth in Schedule 4.1.4 to the
Disclosure Schedule, all accounts, books, ledgers, operating information, data and official and other records necessary for the operation of the Business are included in the Books and Records. All such accounts, books, ledgers and official and other financial records of the Business, taken as a whole, have been fully, properly and accurately kept and are complete in all material respects, and have been provided to Mercer.

4.1.5)   Warranties.  Except as set forth (a) in Schedule 4.1.5 to the
Disclosure Schedule or (b) in the Assumed Contracts, in the conduct of the Business, CDI does not make and has not made any written representation or warranty to its customers with respect to products sold or services performed by it.

4.1.6)   Material Contracts.

    (a) Schedule 4.1.6 to the Disclosure Schedule sets forth or refers to the Assumed Contracts (which are listed on Schedule 2.1(d) to the Disclosure Schedule) together with all other written or, to the Knowledge of CDI, other bona fide agreements, contracts, leases, purchase orders and commitments, the benefits of which are to be provided by CDI to Mercer pursuant to Section 2.5 hereof (collectively, the "Material Contracts"), which constitute all agreements, contracts, leases, purchase orders and commitments to which CDI is bound other than agreements, contracts, leases, purchase orders and commitments that are not, individually or in the aggregate, material to the Business as currently conducted. Schedule 4.1.6 to the Disclosure Schedule also accurately categorizes each of the Material Contracts as a "Lease", "Employee-Related Agreement", "Intellectual Property-Related Agreement", "Vendor Agreement", "Client Agreement" or "Other Agreement". CDI has previously delivered or made available to Mercer correct and complete copies of each of the written Material Contracts. Schedule 4.1.6 to the Disclosure Schedule also includes a list and brief description of all powers of attorney now in effect granted by CDI with respect to the Business.

    (b) Each of the Material Contracts is a legal, valid and binding agreement enforceable by and against CDI in accordance with its terms and in full force and effect. Except as otherwise disclosed on Schedule 4.1.6 to the Disclosure Schedule, CDI has not received any written or, to the Knowledge of CDI, other bona fide notice of cancellation or termination under any option or right reserved to the other party to any Material Contract or any written or, to the Knowledge of CDI, other bona fide notice of default under such agreement. Except as otherwise disclosed on Schedule 4.1.6 to the Disclosure Schedule, CDI is not and, to the Knowledge of CDI, no other party is, in material breach or material default of any Material Contract and, to the Knowledge of CDI, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute such a breach or permit termination, modification or acceleration under any Material Contract. Except as specifically identified in Schedule 4.1.6 to the Disclosure Schedule, no approval or consent of any person is needed in connection with the assignment of the Material Contracts to Mercer.

4.1.7)   Litigation.  Except as set forth in Schedule 4.1.7 to the Disclosure
Schedule, there is no claim, action, suit, proceeding at law or in equity, arbitration or administrative or similar proceeding by or before (or, to the Knowledge of CDI, any investigation by) any governmental or other instrumentality or agency, pending, or, to the Knowledge of CDI, threatened, against or affecting the Assets, the Assumed Liabilities or the Business, (including, without limitation, any pending, or to the Knowledge of CDI, threatened warranty claims relating to products at any time sold or services at any time performed by CDI relating to the Business). There are no such claims, actions, suits, proceedings or investigations pending or, to the Knowledge of CDI, threatened against CDI, seeking to prevent or challenging the transactions contemplated by this Agreement. CDI is not subject to any Order entered in any lawsuit or proceeding which may have a Material Adverse Effect on (i) the Assets, (ii) the Business or (iii) CDI's ability to consummate the transactions contemplated hereby or under the Ancillary Agreements.

4.1.8)   Returns; Taxes. Except as set forth in Schedule 4.1.8 to the
Disclosure Schedule:

    (a) All Returns required to be filed with respect to taxable periods or portions of periods ending on or prior to the Closing have been or will be filed on a timely basis and in correct form in all material respects.
    Schedule 4.1.8 to the Disclosure Schedule lists all of the jurisdictions in which CDI and the Business have filed Returns during the 1997, 1996, 1995 and 1994 calendar years. CDI has provided to Mercer true and complete copies of all such Returns. To the Knowledge of CDI, as of the time of filing, the foregoing Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of CDI the Business or the Assets, as the case may be, or any other information required to be shown thereon. No written claim has ever been made by an authority in a jurisdiction where any of CDI the Business or the Assets does not file Returns that it is or may be subject to taxation by that jurisdiction.

    (b) To the Knowledge of CDI, with regard to all Taxes for which CDI is or could be liable, with respect to all taxable periods or portions of periods ending on or before the Closing Date, all such amounts required to be paid by CDI prior to the Closing Date have been, or by the Closing Date will be, paid in full on a timely basis, except for such amounts which would not have a Material Adverse Effect. To the Knowledge of CDI, proper and accurate amounts have been withheld and remitted by CDI and the Business from and in respect of its current and former employees, independent contractors, creditors and other third parties for all periods in compliance in all material respects with the Tax withholding provisions of all applicable laws and regulations, except for such amounts which would not have a Material Adverse Effect.

    (c) Except as set forth in Schedule 4.1.8 to the Disclosure Schedule, there is no currently pending audit of any Return that includes or is required to include any information relating to CDI, the Assets or the Business, nor has CDI received any written notice of audit. No consent is in effect to extend the statute of limitations for the assessment of any Taxes with respect to CDI the Assets or the Business.

4.1.9)   Intellectual Property.  Schedule 4.1.9 to the Disclosure Schedule
lists and describes in reasonable detail all Intellectual Property that is material to the conduct of the Business. Such Schedule separately lists all patents, patent licenses and patent applications, copyrights and copyright applications, trademarks, trade names, service marks and logos that are included within such Intellectual Property and, with respect to each of the foregoing, indicates whether it has been registered or an application for registration is pending (which indication shall include the registration or application number, the applicable filing authority and jurisdiction and the date of such registration or application). Schedule 4.1.9 to the Disclosure Schedule sets forth all material written licenses, agreements and other rights granted by CDI to any third party with respect to the Intellectual Property and all material written licenses, agreements and other rights with respect to the Intellectual Property granted by any third party to CDI, in each case together with a description of the subject matter licensed. Except as set forth on Schedule
4.1.9 to the Disclosure Schedule, CDI is not and, to CDI's Knowledge, no third party is in material default under any of such licenses, agreements or other rights, and there exists no event, occurrence, condition or act (including the sale of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder. Schedule 4.1.9 to the Disclosure Schedule also sets forth a list of all registries, including the United States Patent and Trademark Office and United States Copyright Office, where any of the Intellectual Property is registered or subject to a pending application for registration.

4.1.10) Compliance with Laws. CDI is in, and the Business has been operated in, compliance with all laws, regulations and Orders to the extent applicable to the Business and the Assets, as such laws, regulations and Orders are currently applied by applicable governmental authorities, except where non-compliance would not have a Material Adverse Effect.

4.1.11) Insurance. Set forth in Schedule 4.1.11 to the Disclosure Schedule is a complete list of insurance policies which CDI maintains with respect to the Business, the Assets or both, together with a description with respect to each policy of the amount and types of coverage, limits and deductibles, inception and expiration dates and insurance carrier. Except as would not have a Material Adverse Effect, such policies are and will be continued in full force and effect at least until the Closing Date. Such policies, with respect to their amounts and types of coverage, comply with all applicable laws and regulations.

4.1.12)  Employees.

    (a) Except as set forth in Schedule 4.1.12(a) to the Disclosure Schedule, all persons employed primarily in connection with the Business (the "Employees") are currently employed by CDI. Set forth in Schedule 4.1.12(a) to the Disclosure Schedule is an accurate and complete list, as of October 31, 1997, of the names of all Employees, together with the following information with respect to each such Employee: (i) office location, (ii) job title of such Employee, (iii) initial date of hire and, if different, most recent date of hire, (iv) last review date, (v) next review date, (vi) base compensation, (vii) additional compensation (or the terms thereof, if determined pursuant to a scale or formula), if any, and
    (viii) accrued but unused vacation time as of October 31, 1997. Except as set forth in Schedule 4.1.12(a) to the Disclosure Schedule, CDI has not promised or agreed to give any Employee a pay raise or any additional compensation other than with respect to an annual review in the ordinary course of business consistent with past practice or as may be required by law, or by any contract or other agreement listed on Schedule 4.1.12(a) to the Disclosure Schedule.

    (b) Schedule 4.1.12(b) to the Disclosure Schedule sets forth an accurate and complete list of each pension, profit-sharing, bonus, incentive, stock option or purchase, insurance, severance or other employee or retiree benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) in which any of the Employees participate (the "Employee Benefit Plans"). CDI is in compliance in all material respects with all applicable provisions of law with respect to each Employee Benefit Plan, and there are no material pending or to CDI's Knowledge, threatened claims by or on behalf of any of the Employee Benefit Plans. No liability has been or is expected to be incurred by CDI, any Affiliate or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or Title IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code. To CDI's Knowledge, the consummation of the transactions contemplated hereby will not (i) impose any obligation or liability on Mercer or any Affiliate in respect of any Employee Benefit Plan or entitle any current or former employee of CDI to compel Mercer or any Affiliate to maintain any particular types of employee benefit plans and/or levels of coverage thereunder, or (ii) give rise to any Encumbrance on the Assets or the Business.

4.1.13) Labor Relations. Except as set forth in Schedule 4.1.13 to the Disclosure Schedule, since January 1, 1992, (a) to CDI's Knowledge, CDI has not and is not engaged in any unfair labor practice with respect to any Employee;
(b) no unfair labor practice complaint has been brought or is pending before the National Labor Relations Board with respect to any Employee, (c) there has been no labor strike, dispute, slowdown or stoppage, nor is there any now pending or, to the Knowledge of CDI, threatened involving any Employee; (d) to CDI's Knowledge, no representation question has been raised or now exists respecting the Employees; (e) CDI has not been notified of any material grievance and no arbitration proceeding arising out of or under any collective bargaining agreement has been brought or is pending with respect to any Employees; and (f) CDI has not been and is not a party to any collective bargaining agreement with respect to the Business.

4.1.14) Clients and Suppliers. Schedule 4.1.14 to the Disclosure Schedule sets forth a list of the name and address of each client of the Business for which CDI performed services during calendar 1997, together with a description of (a) the services performed for such client, (b) the contract, lease, license or other arrangement pursuant to which such client has purchased such services,
(c) the remaining term of such contract, lease, license or other arrangement, (d) the amount of revenues anticipated to be received from such client under such contract, lease, license or other arrangement during calendar year 1997 (excluding December 1997), and (e) the amount of revenues anticipated to be received from such client under such contract, lease, license or other arrangement during December 1997 and the first three months of calender year 1998, including the probability factor which the Company has assigned to such revenues in accordance with its regular method of internal forecasting. Schedule 4.1.14 to the Disclosure Schedule sets forth a list of all outstanding purchase commitments and orders of CDI to make purchases with respect to the Business which are in excess of $10,000 or are not in the ordinary course of business of the Business. Except as set forth in Schedule
4.1.14 to the Disclosure Schedule, no supplier of the Business during calendar 1997 has given written or, to the Knowledge of CDI, other bona fide notice to CDI that it will, as a result of the transactions contemplated by this Agreement or otherwise, cancel or otherwise terminate or materially reduce, or, to the Knowledge of CDI, threatened to cancel, terminate or materially reduce its relationship with CDI other than in the ordinary course of business consistent with past experience, and CDI has no Knowledge of the intention of any such supplier of the Business to do so.

4.1.15) Sufficiency of Assets. The Assets are, together with the rights granted to Mercer under this Agreement and the Ancillary Agreements and the employment of the CDI personnel, sufficient to conduct the Business as presently conducted and to provide the services currently provided by the Business. There are no material assets or property necessary for the conduct of the Business as presently conducted which are not owned, leased or licensed by CDI.

4.1.16) Subsidiaries. CDI owns no subsidiaries that own or otherwise hold any assets used in the conduct of the Business, or participate in the conduct of the Business, except for CDSNC, which is in liquidation.

4.1.17)  Environmental Laws and Regulations.  Except as set forth in Schedule
4.1.17 to the Disclosure Schedule, (a) CDI has not, and, to the Knowledge of CDI, no other Person has, generated, used, treated, disposed of, released or stored Hazardous Materials on, or transported Hazardous Materials in any material quantities to or from, any property that will be leased or subleased to Mercer, (b) CDI is in compliance in all material respects with applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any such property and (c) to the Knowledge of CDI, there are no pending or threatened claims, suits, demands, investigations, proceedings or other actions relating to any Environmental Law with respect to any such property, nor is there a reasonable basis for any such actions. After the

Closing Date, CDI will not intentionally store, generate, use, treat or transport to or from any portion of the property leased or subleased to Mercer any Hazardous Materials in any material quantities.

4.1.18) Affiliate Transactions. Schedule 4.1.18 to the Disclosure Schedule sets forth a list of all written or, to the Knowledge of CDI, other bona fide contracts, agreements, or arrangements of any material nature whatsoever relating to the Business between CDI, on the one hand, and any Affiliate of CDI, on the other hand, necessary in any material respect to the conduct of the Business as presently conducted, except as may be listed among the Assumed Contracts.

4.1.19) Capital Expenditures. Except as set forth on Schedule 4.1.19 to the Disclosure Schedule, there are no capital projects or capital expenditures currently committed for or undertaken by CDI with respect to the Business that are not paid for on the date hereof.

4.1.20) Disclosure. None of this Agreement, the Disclosure Schedule, the Ancillary Agreements, the Financial Statements or any Schedule, Exhibit or certificate attached hereto or thereto or delivered in accordance with the terms hereof or thereof, taken as a whole, contains any untrue statement of a material fact or, to the Knowledge of CDI, omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.1.21) Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of CDI is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

4.1.22) Ability to Conduct Business. Except as set forth in Schedule 4.1.22 to the Disclosure Schedule, CDI is not party to any written or, to the Knowledge of CDI, other bona fide contract or agreement containing covenants that (a) limit the complete and unconditional freedom of CDI to compete in any line of business presently conducted by CDI, or to otherwise carry on the Business as presently conducted, with any person anywhere in the world or (b) require CDI to conduct business with any person on an exclusive basis or otherwise limit the right of the CDI to provide consulting advice or services to another client.

4.1.23) HSR Status. CDI is not "a person not engaged in manufacturing which has total assets of $10,000,000 or more" as defined under the HSR Act.

4.1.24)  CDI: Consents and Approvals; No Violations.  Except as set forth in
Schedule 4.1.24 to the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by CDI and the consummation by CDI of the transactions contemplated hereby and thereby will not, with or without the giving of notice, the termination of any grace period or both: (i) violate, conflict with, or result in a breach or default under any provision of its organizational documents; (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to CDI or by which any of its properties or assets or the Assets or the Business may be bound; (iii) require any filing by CDI with, or require it to obtain any permit, consent or approval of, or require any party to give any notice to, any governmental or regulatory body, agency or authority; or (iv) except as would not, individually or in the aggregate, have a Material Adverse Effect, result in a violation or breach by CDI of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which CDI is a party, or by which CDI or any of its material properties or assets or the Assets or the Business may be bound.

4.2 Representations and Warranties of CDI and the Shareholders. CDI and each of the Shareholders jointly and severally hereby represent, warrant and agree as follows:

4.2.1)   Authorization and Validity of Agreements.
    (a) CDI has the power and authority to execute and deliver (i) this Agreement and (ii) the Escrow Agreement, the Registration Rights Agreement, the License Agreement, the Name Assignment, and all other agreements or instruments to be executed and delivered by it in connection with the transactions contemplated hereby (collectively, the "Ancillary
    Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by CDI of this Agreement has been, and at the Closing each of the Ancillary Agreements will be, and the consummation by CDI of the transactions contemplated hereby and thereby have been, duly and validly authorized and approved by all necessary corporate action of CDI. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly and validly executed and delivered by CDI and (assuming due
    authorization, execution and delivery by Mercer or Marsh & McLennan, as the case may be), this Agreement constitutes, and upon their execution at the Closing each Ancillary Agreement will constitute, a valid and binding obligation of CDI enforceable against it in accordance with their respective terms.
    (b) Each of the Shareholders has the power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which he is a party. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly and validly executed and delivered by each Shareholder which is a party thereto and (assuming due authorization, execution and delivery by Mercer or Marsh & McLennan, as the case may be), this Agreement constitutes, and upon their execution at Closing, each Ancillary Agreement will constitute, a valid and binding obligation of each Shareholder which is a party thereto enforceable against him in accordance with its terms.
4.2.2)   Shareholders: Consents and Approvals; No Violations.  Except as set
forth in Schedule 4.2.2 to the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by each Shareholder and the consummation by each Shareholder of the transactions contemplated hereby and thereby will not, with or without the giving of notice, the termination of any grace period or both: (i) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to such Shareholder; (ii) require any filing by such Shareholder with, or require him to obtain any permit, consent or approval of, or require any party to give any notice to, any governmental or regulatory body, agency or authority; or (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, result in a violation or breach by such Shareholder of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder may be bound.
4.2.3)   Changes in Assets.  Except as set forth in Schedule 4.2.3 to the
Disclosure Schedule, since September 30, 1997, CDI has not sold, transferred or otherwise disposed of any of the Assets, except in the ordinary course of business, consistent with past practice.

4.2.4)   Title to Properties; CDI Shares.

    (a) Except as set forth in Schedule 4.2.4(a) to the Disclosure Schedule, CDI has good title to each of the Assets, free and clear of all Encumbrances of any kind, except Encumbrances which do not, individually or in the aggregate, materially detract from the value of any Asset or impair the use of any Asset by Mercer in the operation of the Business.

    (b) Schedule 4.2.4(b) to the Disclosure Schedule sets forth the beneficial ownership of the CDI Shares. The CDI Shares constitute all the authorized, issued and outstanding shares of capital stock of CDI. Except as set forth in Schedule 4.2.4(b) to the Disclosure Schedule, (i) there are no options, warrants or rights of conversion of CDI obligating CDI to issue or sell any of its shares of capital stock and (ii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the CDI Shares.
4.2.5)   Intellectual Property.  Except as set forth in Schedule 4.2.5 to the
Disclosure Schedule, CDI in all cases either owns and possesses all right, title and interest in or to, or has the right to use, the Intellectual Property, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property infringes upon, or constitutes a misappropriation of, any copyright, patent, trade secret or other proprietary right of any third party in a manner that would allow any third party to make a claim for damages against Mercer with respect to the use of any Intellectual Property by Mercer in the operation of the Business in the United States. To the Knowledge of CDI and the Shareholders, none of the Intellectual Property infringes upon, or constitutes a misappropriation of, any copyright, patent, trade secret or other proprietary right of any third party in a manner that would allow any third party to enjoin or otherwise impair the use of any Intellectual Property by Mercer in the operation of the Business in the United States. Except as set forth in Schedule 4.2.5 to the Disclosure Schedule, (a) all of the Intellectual Property is free and clear of all Encumbrances; (b) no written or, to the Knowledge of CDI or any Shareholder, other bona fide claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made or to CDI's or any Shareholder's Knowledge is threatened; (c) CDI has not received any written or, to the Knowledge of CDI or any Shareholder, other bona fide notice of any claims of infringement or misappropriation of, or conflict with, any intellectual property of any third party in connection with the Business;
(d) to the Knowledge of CDI and the Shareholders, all Intellectual Property will be owned by or available for use by Mercer on commercially equivalent terms and conditions immediately subsequent to the Closing Date; (e) CDI has not waived (in writing or, to the Knowledge of CDI or any Shareholder, in any other bona fide manner) any rights to the Intellectual Property; and (f) CDI has made all necessary filings and recordations and have paid all required fees and taxes to record and maintain its ownership of its patented or registered Intellectual Property in the United States Patent and Trademark Office, United States Copyright Office and all other applicable federal, state or foreign registries.

4.2.6)   Employees. Except as set forth in Schedule 4.2.6 to the Disclosure
Schedule or as disclosed after the date hereof in writing to Mercer, no Employee has given written or, to the Knowledge of CDI or any Shareholder, other bona fide notice to terminate his or her employment.

4.2.7)   Clients.  Except as set forth in Schedule 4.2.7 to the Disclosure
Schedule, no client for which CDI performed services during calendar 1997 has given written, or to the Knowledge of CDI or any Shareholder, other bona fide notice to CDI that it will, as a result of the transactions contemplated by this Agreement or otherwise, cancel or otherwise terminate or materially reduce, or, to the Knowledge of CDI or any Shareholder, threatened in writing or by other bona fide notice to cancel, terminate or materially reduce, its relationship with CDI other than in the ordinary course of business consistent with past experience, and neither CDI nor any Shareholder has any Knowledge of the bona fide intention of any such client of the Business to do so, other than in the ordinary course of business consistent with past experience.

4.2.8)   Information in Registration Statement.  None of the information supplied or to be supplied by CDI or the Shareholders for inclusion or incorporation by reference in the Registration Statement will, at the time it is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
4.2.9)   Acquisition for Investment.
    (a) CDI and each Shareholder is either an "accredited investor" within the meaning of Rule 501 (a) promulgated under the 1933 Act or (ii) by reason of CDI's or such Shareholder's business and financial experience and the business and financial experience of those persons retained by CDI or such Shareholder to advise CDI or such Shareholder with respect to CDI's or such Shareholder's investment in MMC Stock, CDI or such Shareholder, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of CDI's or such Shareholder's prospective investment in MMC Stock and is able to bear the economic risk of such investment.
    (b) CDI and each Shareholder is acquiring the MMC Stock not with a view toward or for resale in connection with any distribution thereof in violation of the 1933 Act, or with any intention of distributing or selling MMC Stock in violation of the 1933 Act, and CDI and each such Shareholder will not sell or offer to sell or otherwise transfer MMC Stock in violation of the 1933 Act.
    (c) CDI and each Shareholder acknowledges that representatives of CDI and the Shareholders have been, on behalf of CDI and all Shareholders, provided an opportunity to examine all documents and ask questions of, and has received answers thereto from, Marsh & McLennan and its representatives regarding the business, management, and financial affairs of Marsh & McLennan and its subsidiaries, and such representatives have obtained all traditional information requested by them of Marsh & McLennan and its subsidiaries and their respective representatives to verify the accuracy of all information furnished to them regarding the acquisition of MMC Stock.
    (d) CDI and each Shareholder understands that (i) the MMC Stock has not been registered under the 1933 Act, by reason of its issuance in a transaction exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof, (ii) the MMC Stock must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration, (iii) the certificates representing shares of MMC Stock shall bear a legend to such effect (as set forth in Section 6 of the Registration Rights Agreement) and (iv) Marsh & McLennan will make a notation on its transfer books to such effect.

                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF MERCER

Mercer hereby represents, warrants and agrees as follows:

5.1 Existence and Good Standing of Mercer; Power and Authority. Mercer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Mercer has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Mercer of this Agreement has been, and at the Closing each of the Ancillary Agreements will be, and the consummation by Mercer of the transactions contemplated hereby and thereby have been, duly and validly authorized and approved by all necessary corporate action of Mercer. This Agreement has been, and at the Closing each of the Ancillary Agreements will be, duly and validly executed and delivered by Mercer and (assuming due authorization, execution and delivery by CDI and each of the Shareholders which is a party thereto), this Agreement constitutes, and upon their execution at the Closing each Ancillary Agreement will constitute, a valid and binding obligation of Mercer enforceable against Mercer in accordance with their respective terms.

5.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Mercer and the consummation by Mercer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the certificate of incorporation or by-laws of Mercer; (b) violate any statute, ordinance, rule, regulation or Order of any court or of any governmental or regulatory body, agency or authority applicable to Mercer or by which any of its properties or assets may be bound; (c) require any filing by Mercer with, or require Mercer to obtain any permit, consent or approval of, or require Mercer to give any notice to, any governmental or regulatory body, agency or authority or any other Person; or (d) result in a violation or breach by Mercer of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Mercer (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Mercer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Mercer is a party, or by which Mercer or any of its properties or assets may be bound.

5.3 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Mercer, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Mercer is not subject to any Order entered in any lawsuit or proceeding which may have a material adverse effect on Mercer' s ability to consummate the transactions contemplated hereby or under the Ancillary Agreements.

5.4 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Mercer or any of its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.
5.5 Existence and Good Standing of Marsh & McLennan. Marsh & McLennan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
5.6 Corporate Authority of Marsh & McLennan. This Agreement, the Registration Rights Agreement and all transactions contemplated hereby will not result in a violation of the Certificate of Incorporation or By-Laws of Marsh & McLennan or any material agreement to which it is a party or by which it is bound, or any law, rule, license, regulation, judgment, order or decree governing or affecting the business of Marsh & McLennan in any material respect.
5.7 MMC Stock. The MMC Stock to be delivered pursuant to this Agreement has been duly authorized and will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.
5.8 Information. Mercer has delivered or otherwise made available to CDI and each Shareholder each report, proxy statement and information statement prepared by Marsh & McLennan since December 31, 1996, including without limitation, the Annual Report to Stockholders for the fiscal year ended December 31, 1996, the Annual Report on Form 10K for the fiscal year ended December 31, 1996, the Proxy Statement, dated March 31, 1997, for the 1997 Annual Meeting of Stockholders, the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the Current Reports on Form 8-K dated March 12, 1997, March 27, 1997, and October 10, 1997, each in the form (including exhibits and any amendments thereto) filed with the SEC (each such report, proxy statement or information statement an "MMC Report"). As of their respective dates, the MMC Reports did not, and any MMC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the MMC Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of Marsh & McLennan and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP.

                                      Article VI

                        COVENANTS OF CDI AND THE SHAREHOLDERS

CDI and, with respect to the last sentence of Section 6.1 and Section 6.9 only, each of the Shareholders hereby covenant and agree with Mercer as follows:

6.1 Cooperation. CDI shall use commercially reasonable efforts, and shall reasonably cooperate with Mercer, to secure all material consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable CDI to effect the transactions contemplated hereby, and CDI shall otherwise use commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Prior to the Closing Date, CDI and the Shareholders agree to deliver to Mercer prompt written notice of any event or condition known to CDI or any Shareholder, which, if it existed on the date of this Agreement, would result in any of the representations and warranties of CDI and the Shareholders contained herein being untrue in any material respect.

6.2 Conduct of Business. Except as Mercer may otherwise consent to in writing, which consent shall not be unreasonably withheld, from the date hereof to and including the Closing Date, CDI shall: (a) conduct the Business only in the ordinary course consistent with past practice with the purpose of preserving the business organization of the Business intact; (b) maintain satisfactory relationships with, and preserve the goodwill of, licensers, suppliers, vendors, lessors, distributors, customers and others having relationships with the Business; (c) use reasonable efforts to keep available to Mercer the services of the Employees; (d) maintain, consistent with past practice, all of the Assets in good repair, order and condition, ordinary wear and tear excepted, and insurance, self-insurance and retention programs applicable to all the Assets used in the conduct of the business in such amounts and of such kinds comparable to that in effect on the date hereof; and (e) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice. Notwithstanding the immediately preceding sentence, pending the Closing Date and except as may be approved in writing by Mercer, which approval will not be unreasonably withheld, or as is otherwise expressly, contemplated, permitted or required by this Agreement, CDI in the conduct of the Business will not: (i) transfer, sell, encumber or otherwise convey any of the Assets other than in the ordinary course of business consistent with past practice;
(ii) incur any material obligations or liabilities (absolute or contingent), except for obligations herein and except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practice; (iii) grant or agree to grant any bonuses to any Employees, effect any general increase in the rates of salaries or compensation of Employees or any specific increase to any Employee, except as may be required by law or by any contract or other agreement which has been disclosed to Mercer; (iv) commit to provide any additional pension, retirement or other employment benefits to any Employees, or any increase in any existing benefits for such Employees, except as may be required by law or by any contract or agreement which has been disclosed to Mercer; (v) accept any new assignment or change the terms of any existing assignment, whether pursuant to a written agreement or otherwise, to provide for compensation in any form other than cash under standard business terms (e.g., no contingent fee reimbursement); and (vi) agree, whether or not in writing, to do any of the foregoing.

6.3 Review of the Assets.

    (a) Mercer may, prior to the Closing Date, through its representatives, review (i) the Assets and (ii) the operating information and data relating to the Business and the Books and Records and such other information relating to the financial and legal condition of the Business as Mercer deems reasonably necessary or advisable to familiarize itself with such Assets and the conduct of the Business. Such review shall occur only during normal business hours upon reasonable notice by Mercer and shall be conducted in a manner that does not unreasonably interfere with the operations of the Business. CDI shall permit Mercer and its representatives to have full access to employees of CDI who can furnish Mercer with financial and operating data and other information with respect to the Assets and the Business as Mercer shall from time to time reasonably request.

    (b) Notwithstanding anything to the contrary contained in this Agreement, neither Mercer's or any of its Affiliates' review of any matters related to the transactions contemplated by this Agreement, including, without limitation, any review of the Assets, the Business and the financial and other conditions of CDI conducted by the officers, employees, lawyers, accountants, consultants and other representatives or agents of Mercer or any of its Affiliates, nor the knowledge of Mercer or any of its Affiliates with respect to any such matters, whether or not resulting from any such review, shall affect (i) the representations and warranties made by CDI and the Shareholders in or pursuant to this Agreement, the Disclosure Schedule, the Ancillary Agreements or in the Schedules or Exhibits attached hereto or thereto, (ii) the remedies of Mercer for breaches of such representations and warranties or (iii) the Excluded Liabilities.

6.4 Notice of Sale. As reasonably requested by Mercer, from time to time within the first 30 days following the Closing Date, CDI will promptly prepare and mail notices to the other party under any of the Assumed Contracts, advising such other party that such Assumed Contract has been assigned to Mercer and directing such other party to sent to Mercer all future notices, correspondence and payments relating to such Assumed Contract. CDI will provide Mercer with copies of all such notices for Mercer' s approval prior to any such mailing.

6.5 Non-Competition; Non-Solicitation; Non-Interference.

    (a) In order to induce Mercer to purchase the Assets and the Business pursuant to this Agreement, CDI hereby covenants and agrees that for a five year period following the Closing Date, within the United States and Europe, it will not, directly or indirectly:

         (i) own, manage, operate, control or invest in any Person that provides or performs services that are the same as or substantially similar to, or competitive with, the Business (or any portion thereof);

         (ii) promote, market, perform or provide any services that are the same as, substantially similar to, or competitive with, the Business (or any portion hereof), whether on behalf of itself or others,

         (iii) enter into any agreement with any Person (other than Mercer or any of its Affiliates) pursuant to which services which are the same as, substantially similar to, or competitive with, the Business (or any portion thereof) are to be provided;

         (iv) persuade or attempt to persuade any customer of the Business not to purchase any of the products or services provided by Mercer and its Affiliates;

         (v) disclose, furnish, or make accessible to any Person any proprietary information, trade secrets, technical data or know-how of any kind pertaining, directly or indirectly, to the Business;
         (vi) solicit or hire, or assist in the hiring of, or otherwise engage or assist in engaging any employee of Mercer or its Affiliates; or
         (vii) engage in any practice the purpose of which is to evade the provisions of this Section 6.5.

    (b) It is the intent of the parties to this Agreement that the provisions of this Section 6.5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of this
    Section 6.5 shall be adjudicated to be invalid or unenforceable, such provisions or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provisions or portions in the particular jurisdiction in which such adjudication is made.

    (c) The parties acknowledge that damages and remedies at law for any breach of this Section 6.5 may be inadequate and that Mercer shall be entitled to specific performance and other equitable remedies (including an injunction) and such other relief as a court or tribunal may deem appropriate in addition to any other remedies Mercer may have.
6.6 Assignment of Name. At the Closing, CDI will deliver to Mercer a written assignment, in the form of Exhibit G hereto (the "Name Assignment"), evidencing their assignment to Mercer or to any Affiliate of Mercer, or any successor or assign thereof, of all of CDI's rights to the name "Corporate Decisions, Inc." together with any trademarks, logos or any variants thereof, and such other names and marks relating to the operation of the Business or the Assets as are designated in Schedule 6.6 to the Disclosure Schedule (the "CDI Names"). CDI agrees that from and after the Closing Date, neither CDI nor any of its Affiliates will use or have the right to use the CDI Names in the operation of any business in any geographic area. At or following the Closing, CDI will execute such consents and waivers as may be necessary or appropriate in order that Mercer may qualify to do business in any state using the CDI Names. At the Closing, CDI shall amend its articles of organization to change its name to a name which does not include the name "Corporate Decisions, Inc."
6.7 Information for Registration Statement. CDI shall furnish to Mercer and Marsh & McLennan all information concerning CDI required for inclusion in the Registration Statement.
6.8 Resale Restrictions. CDI and each Shareholder hereby agrees to be bound by the resale restrictions applicable to the shares of MMC Stock under the Registration Rights Agreement, as provided therein. CDI and each Shareholder acknowledges that the certificates representing the shares of MMC Stock shall bear a legend reflecting such restrictions, as well as any restrictions imposed under the 1933 Act, and all in accordance with the Registration Rights Agreement.
6.9 Dissolution of CDSNC. CDI shall use commercially reasonable efforts to complete the final liquidation and dissolution of CDSNC as soon as practicable and shall furnish to Mercer written evidence of such dissolution promptly following completion thereof. In connection with such final liquidation and dissolution CDI shall not permit CDSNC to sell, assign, transfer or otherwise dispose of any of its material assets or rights, tangible or intangible, to any third party.

                                     Article VII

                                 COVENANTS OF MERCER

Mercer hereby covenants and agrees with CDI as follows:

7.1 Cooperation. Mercer shall use commercially reasonable efforts, and shall cooperate with CDI to secure all material consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Mercer to effect the transactions contemplated on its part hereby, and Mercer shall otherwise use commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Prior to the Closing Date, Mercer further agrees to deliver to CDI prompt written notice of any event or condition to Mercer's Knowledge, which, if it existed on the date of this Agreement, would result in any of the representations and warranties of Mercer contained herein being untrue in any material respect. Prior to the Closing Date, Mercer agrees to deliver to CDI prompt written notice of any event or condition to Mercer's Knowledge which, if it existed on the date of this Agreement, would result in any of the representations and warranties of CDI or the Shareholders contained herein being untrue in any material respect (other than any such event or condition that is disclosed by CDI or the Shareholders on the Disclosure Schedule or any certificate delivered pursuant to this Agreement).

7.2 MMC Stock. Mercer shall cause Marsh & McLennan to issue such number of whole shares of MMC Stock as may be required by Article III hereof.

7.3 Registration Rights. Mercer shall cause Marsh & McLennan to execute and deliver to CDI and the Shareholders, the Registration Rights Agreement in the form of Exhibit H (the "Registration Rights Agreement") providing for registration under the 1933 Act of all MMC Stock payable to CDI or the Shareholders on the Closing Date under Section 3.2 of this Agreement, all as provided in such agreement.

7.4 Insurance. For a period ending on the third anniversary of the Closing Date, Mercer shall maintain, at no expense to CDI, professional liability insurance coverage in the amount of $2,500,000 per claim and aggregate with respect to claims made after the Closing Date which arise from acts, errors or omissions committed by CDI or its employees prior to the Closing Date. To the extent that such claims exceed the aggregate amount of such coverage, Mercer shall have no liability for such excess claims.

                                     Article VIII

                          CONDITIONS TO MERCER'S OBLIGATIONS

The obligations of Mercer under this Agreement to purchase the Assets and to consummate the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by Mercer) on or prior to the Closing Date of all of the following conditions:

8.1 Representations and Warranties. The representations and warranties of CDI and the Shareholders contained in this Agreement, the Disclosure Schedule, the Ancillary Agreements or in any Schedule, Exhibit or certificate delivered pursuant hereto or thereto, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and CDI and the Shareholders shall have delivered to Mercer a certificate, dated the Closing Date, signed by an appropriate officer of CDI and each of the Shareholders, to such effect.

8.2 Injunction. No action or proceeding shall have been commenced or threatened before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby or seeking damages in connection therewith, and CDI shall have delivered to Mercer a certificate, dated the Closing Date, signed by an appropriate officer of CDI, to such effect.

8.3 Governmental Approvals. All material governmental filings, notices, authorizations, consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been made or received, as the case may be.

8.4  Consents; Permits.  Each of the third party consents listed in Schedule
4.2.2 to the Disclosure Schedule shall have been received except where the failure to obtain such consents would not have a Material Adverse Effect.

8.5 Performance of Agreements. Each and all of the agreements and covenants of CDI to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and CDI shall have delivered to Mercer a certificate, dated the Closing Date, signed by an appropriate officer of CDI, to such effect.

8.6 Transfer Documents. CDI shall have delivered to Mercer all documents, including the Asset Transfer Documents, necessary to vest in Mercer good title to the Assets free and clear of all Encumbrances except Encumbrances which do not, individually or in the aggregate, materially detract from the value of the Assets or impair the use of the Assets by Mercer in the operation of the Business, each in form reasonably satisfactory to Mercer.

8.7 No Material Adverse Effect. Prior to the Closing Date, there shall have been no change which would have a Material Adverse Effect, and CDI shall have delivered to Mercer a certificate, dated the Closing Date, signed by an appropriate officer of CDI to such effect.

8.8  Escrow Agreement.  CDI shall have executed and delivered the Escrow
Agreement.

8.9 Registration Rights Agreement. CDI shall have executed and delivered the Registration Rights Agreement.

8.10 Employment Agreements. Each of the employment agreements, special payment agreements, confidentiality agreements and non-solicitation agreements referred to in Section 10.6(a) shall have been executed and delivered by the employee who is a party thereto.

8.11 CDI Organization and Good Standing.

       (a) Organizational Documents. Mercer shall have received a copy of (i) the Articles of Organization, as amended, of CDI, certified by the Massachusetts Secretary of State, as of a date not earlier than 20 Business Days prior to the Closing Date and accompanied by a certificate of the Clerk or Assistant Clerk of CDI, dated as of the Closing Date, stating that no amendments have been made to such Articles of Organization since such date, and (ii) the Bylaws of CDI, certified by the Clerk or Assistant Clerk of CDI.

       (b) Good Standing. Mercer shall have received a good standing certificate for CDI from the Massachusetts Secretary of State, dated as of a date not earlier than 20 Business Days prior to the Closing Date.

8.12 Resolutions of CDI. Mercer shall have received a true and complete copy, certified by the Clerk or Assistant Clerk of CDI, of the resolutions duly and validly adopted by the Board of Directors and Shareholders of CDI evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

8.13 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Mercer and its counsel, and Mercer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

8.14 Employees. The Employees referred to in Section 10.6(b) shall have accepted the offers of employment with Mercer referred to in Section 10.6(b) other than Employees whose failure to accept employment with Mercer in the aggregate cannot reasonably be expected to have a Material Adverse Effect.

8.15 Opinion of Counsel for CDI and the Shareholders. Mercer shall have received an opinion of Ropes & Gray, counsel for CDI and the Shareholders, dated the Closing Date, to the effect and in the form set forth in Exhibit I.

8.16 Name Assignment. CDI shall have executed and delivered the Name
Assignment.

8.17 Sublease. CDI shall have executed and delivered the sublease substantially in the form of Exhibit J hereto (the "Sublease") for the sublease by Mercer of CDI's offices at One International Place, Boston, Massachusetts.

                                      Article IX

                           CONDITIONS TO CDI'S OBLIGATIONS

The obligations of CDI under this Agreement to sell the Assets and to consummate the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by CDI) on or prior to the Closing Date of all of the following conditions:

9.1 Representations and Warranties. The representations and warranties of Mercer contained in this Agreement, the Ancillary Agreements or in any Schedule, Exhibit or certificate delivered pursuant hereto or thereto, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and Mercer shall have delivered to CDI an officer's certificate, dated the Closing Date, to such effect.

9.2 Injunction. No action or proceeding shall have been commenced or threatened before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby or seeking damages in connection therewith, and Mercer shall have delivered to CDI an officer's certificate, dated the Closing Date, signed by an appropriate officer of Mercer, to such effect.

9.3 Governmental Approvals. All material governmental filings, notices, authorizations, consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been made or received, as the case may be.

9.4 Consents. All consents and approvals of any person, if any, to be obtained by Mercer which are necessary for the consummation of the transactions contemplated shall have been obtained.

9.5 Performance of Agreements. Each and all of the agreements and covenants of Mercer to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Mercer shall have delivered to CDI an officer's certificate, dated the Closing Date, signed by an appropriate officer of Mercer, to such effect.

9.6 Escrow Agreement. Mercer shall have executed and delivered the Escrow Agreement.

9.7 Registration Rights Agreement. Marsh & McLennan shall have executed and delivered the Registration Rights Agreement.

9.8 Employment Agreements and Offers. Mercer shall have executed and delivered each of the employment agreements referred to in Section 10.6(a), and Mercer shall have made and not withdrawn the offers of employment referred to in Section 10.6(b).

9.9 Resolutions of Mercer and Marsh & McLennan. CDI shall have received a true and complete copy, certified by the Secretary or Assistant Secretary of Mercer, of the resolutions duly and validly adopted by the Board of Directors of Mercer evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. CDI shall have received a true and complete copy, certified by the Secretary or Assistant Secretary of Marsh & McLennan, of the resolutions duly and validly adopted by the Board of Directors of Marsh & McLennan evidencing its authorization of the issuance of the MMC Stock.

9.10 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CDI and the Shareholders and their counsel, and CDI and the Shareholders shall have received copies of all such documents and other evidence as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

9.11 Opinion of Counsel for Marsh & McLennan . CDI and the Shareholders shall have received an opinion of Leonard F. DiNapoli, Jr., Vice President and Associate General Counsel of Marsh & McLennan, dated the Closing Date, to the effect and in the form set forth in Exhibit K.

9.12 Sublease.  Mercer shall have executed and delivered the Sublease.

9.13 No Material Adverse Effect. No action or proceeding shall have been commenced or threatened before a court or other governmental body or by any public authority that would have a material adverse effect on the business or financial condition of Mercer.

                                      Article X

                                   OTHER AGREEMENTS

10.1 Further Assurances. Each party shall, at the request of the other, at any time and from time to time following the Closing Date, execute and deliver to the requesting party such further instruments as may be reasonably necessary or appropriate in order more effectively (i) to assign, transfer and convey to Mercer, or to perfect or record Mercer's title to or interest in the Assets, (ii) to evidence and confirm the assumption by Mercer of the Assumed Liabilities pursuant to this Agreement, or (iii) otherwise to confirm or carry out the provisions of this Agreement.

10.2 Books, Records and Information.

       (a) Mercer agrees that all records, documents and other tangible items of information, including the Books and Records, delivered by CDI pursuant to this Agreement and retained by Mercer shall be open for inspection by representatives of CDI and the Shareholders at any time upon reasonable notice during regular business hours for a period of six years following the Closing Date and that CDI and the Shareholders may during such period make such copies thereof as they may reasonably request, all at CDI's and the Shareholders' cost and expense. CDI and the Shareholders agree that all records, documents and other tangible items of information that are retained by CDI and the Shareholders and that are related to the Assets or the Business shall be open for inspection by representatives of Mercer at any time upon reasonable notice during regular business hours for a period of six years following the Closing Date and that Mercer may during such period make such copies thereof as it may reasonably request, all at Mercer's cost and expense.

       (b) CDI shall (i) provide Mercer with such assistance as may reasonably be requested by it in connection with Mercer's preparation of any Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) retain (within the period described in the following sentence) and provide Mercer with any records or other information which may be relevant to such Return, audit or examination, proceeding or determination, and (iii) provide Mercer with a copy of any final determination of any audit or examination, proceeding or determination with respect to Taxes attributable to CDI, the Business or the Assets that could affect any amount reportable on any Return required to be filed by Mercer after the Closing Date or any Taxes payable by Mercer following the Closing Date. Without limiting the generality of the foregoing, CDI shall retain, for a period of six years following the Closing Date, copies of all Returns, supporting work schedules and other records or information which are relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date. Upon request, Mercer shall reimburse CDI for any reasonable out-of-pocket costs and expenses (including, without limitation, reasonable accounting and legal fees) incurred by CDI in providing assistance and information to Mercer pursuant to this Section 10.2(b).

10.3 Mail. After the Closing Date, Mercer shall promptly forward to CDI all mail and other communications addressed to CDI or its Affiliates and received by Mercer that do not relate to the Assets or the Business. CDI shall promptly forward to Mercer all correspondence, documents and other communications (or any applicable portion thereof) received by it after the Closing Date that relate to the Assets or to the Business.

10.4 Payments. CDI agrees to deliver to Mercer, and Mercer agrees to deliver to CDI promptly after receipt thereof, any cash, checks or other instruments of payment representing the collection of work in progress or accounts receivable to which the other is entitled (i.e., amounts received in respect of receivables generated by the Business prior to the Closing Date and not included in the Assets shall be delivered to CDI, and amounts received in respect of receivables generated by the Business on and after the Closing Date shall be delivered to Mercer). Any amounts collected shall be applied to the specified invoice of a particular customer. If CDI shall determine to undertake any collection action (e.g., legal action or referral to a collection agency) with respect to any account receivable, it shall do so at its own expense and only after consulting with Mercer. If any obligor on an account receivable of the Business shall set off against any payment on such account receivable (the "Impaired Receivable") made to the party which owns the Impaired Receivable (the "Impaired Party") an amount that such obligor claims is owed to it by the other party hereto (the "Reimbursing Party"), then, promptly after receipt of such documentation as the Reimbursing Party shall reasonably request, the Reimbursing Party shall pay to the Impaired Party an amount equal to the amount of such set-off. In such event, the Reimbursing Party shall be subrogated to the rights of the Impaired Party with respect to that portion of the Impaired Receivable which was set off against by the obligor.

10.5 Taxes.

       (a) Notwithstanding anything to the contrary contained herein, (i) CDI and the Shareholders shall be liable for, and shall pay, indemnify and hold harmless Mercer and its Affiliates from and against any liability for Taxes that either (A) are imposed on CDI or the Shareholders which are attributable to any taxable period or portion thereof on or prior to the Closing or (B) otherwise result from the ownership, possession, use or operation of the Assets or the Business on or prior to the Closing, and (ii) Mercer shall pay, indemnify and hold harmless CDI and the Shareholders from and against any liability for Taxes that either (A) are imposed on Mercer or any Affiliate of Mercer (other than any Taxes of CDI or the Shareholders or, with respect to any taxable period or portion thereof on or prior to the Closing, Taxes that are attributable to the Business or the Assets, in either event that are imposed on Mercer as result of the consummation of the transactions contemplated by this Agreement) or (B) otherwise result from Mercer's ownership, possession, use or operation of the Assets or the Business after the Closing. Real property, personal property and ad valorem taxes or other similar taxes or assessments levied or assessed on or with respect to the Assets for the tax year which includes the Closing Date, shall be prorated among CDI and Mercer on a per diem basis based upon their respective period of ownership during such year, CDI being allocated any such taxes or assessments apportioned to but excluding the Closing Date. CDI shall not enter into any settlement or agreement in compromise of any claim relating to Taxes with any government or taxing authority which purports to bind Mercer with respect to any tax period ending after the Closing Date without Mercer's consent, which consent shall not be unreasonably withheld. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Assets or the Business shall be made by CDI after the date of this Agreement without the prior written consent of Mercer, which consent shall not be unreasonably withheld.

       (b) In the event any taxing authority shall assess any sales, goods and services or other similar Taxes against CDI in connection with the conduct of the Business on or prior to the Closing, CDI and the Shareholders shall have no recourse against, and CDI and the Shareholders shall not seek reimbursement from, the customers of the Business with respect to which such Taxes shall have been assessed; provided that if the aggregate amount of such Taxes exceeds $75,000, then, after first consulting with Mercer, CDI and the Shareholders may have recourse against, and may seek reimbursement from, such customers of the Business, but only with respect to the amount of such Taxes in excess of $75,000.

       (c) Mercer shall pay and be responsible for all applicable sales, transfer, documentary, use, filing and other similar taxes and fees that may be levied by any taxing jurisdictions that are directly attributable to the sale, conveyance, assignment, transfer or delivery of the Assets.

       (d) Each party to this Agreement shall not knowingly take any independent and affirmative action which would cause another party to this Agreement to incur a liability under this
       Section 10.5.

10.6 Employees.

       (a) At the Closing, Mercer or one of its Affiliates shall enter into (i) employment agreements, substantially in the form previously provided to CDI, with the Employees listed on
       Schedule 10.6(a)(i) to the Disclosure Schedule; and (ii) agreements, substantially in the form previously provided to CDI, with the Employees listed on Schedule 10.6(a)(ii) to the Disclosure Schedule, which provide for special payments to such Employees on the terms and conditions set forth therein. In addition, the Employees listed on Schedules 10.6(a)(i) and 10.6(a)(ii) to the Disclosure Schedule shall enter into confidentiality agreements and non-solicitation agreements with Mercer or one of its Affiliates, substantially in the form previously provided to CDI.

       (b) As of the Closing Date, Mercer or one of its Affiliates will offer to employ on an "at will" basis any and all of the Employees listed on Schedule 10.6(b) to the Disclosure Schedule, other than (i) any such Employees who have not authorized CDI to provide such Employees' personnel records to Mercer, and (ii) any other Employees agreed to by Mercer and CDI in writing. CDI shall use its commercially reasonable efforts to support and encourage all such Employees offered employment to accept such offers as of the Closing Date.
       Prior to the extension of such offers, Mercer and CDI shall coordinate and mutually agree upon the job levels (titles and duties), salaries and incentive expectations of such Employees. Mercer shall have no obligation or liability of any nature with respect to any Employee who does not accept an offer of employment from Mercer on or prior to the Closing Date, and CDI shall be liable for, and shall indemnify and hold Mercer or any Affiliate extending an offer of employment to any such Employee harmless from and against, any liabilities or obligations relating to such Employees who do not accept such offers of employment. It is Mercer's current intention to retain those Employees hired by Mercer pursuant to this
       Section 10.6(b).

       (c) Each Employee entering into an employment agreement with or accepting an offer of employment from Mercer (a "Transferring Employee") shall be entitled to receive, as of the later of the Closing Date and such Employee's date of commencement of employment at Mercer (the "Employee Hire Date"), all of the benefits provided under the standard benefit plans of Marsh & McLennan, subject to the terms and conditions of such benefit plans, that are available to employees of Mercer or such Affiliate of a similar job classification, title or pay grade. Each Transferring Employee employed in the United States shall be eligible as of his or her date of employment to receive medical benefits under the medical plans of Marsh & McLennan, and Mercer shall use reasonable efforts to ensure that such medical plans do not exclude preexisting medical conditions or impose any waiting periods for coverage. For purposes of calculating service dates with respect to eligibility for the company match in the Marsh & McLennan Companies Stock Investment Plan and participation in the Stock Purchase Plan, and with respect to vacation, sick leave, severance policy, insurance and all other employee benefits offered by Marsh & McLennan to Mercer's employees (other than the Marsh & McLennan Companies Retirement Plan which is discussed below), the length of service of each Transferring Employee employed in the United States shall be counted as if such Transferring Employee had been an employee of Mercer or such Affiliate since such Transferring Employee's most recent date of hire by CDI. With respect to the Marsh & McLennan Companies Retirement Plan, the vesting service date and benefit service date for each Transferring Employee employed in the United States will be such Transferring Employee's most recent date of hire by CDI, and such Transferring Employee's monthly base pay with CDI since such date will, to the extent applicable, be used to determine such Transferring Employee's benefits under such plan.

       (d) Mercer shall provide, subject to its vacation policy, each Transferring Employee with the number of days of accrued but unused vacation time set forth next to such Transferring Employee's name on Schedule 10.6(d) to the Disclosure Schedule.

       (e) Notwithstanding any other provision of this Agreement, CDI shall be liable for, and shall indemnify and hold Mercer or any Affiliate employing the Transferring Employees harmless from and against, any liabilities or obligations relating to the Transferring Employees (or their dependents), including reasonable attorneys' fees and disbursements, resulting from
       (i)
       any and all claims for life insurance, disability and medical benefits based on occurrences prior to the later of Closing Date or the Employee Hire Date (including claims for continuing treatment with respect to any accident or illness for which coverage was so provided), whether such claims are asserted before, on or after the Closing Date or the Employee Hire Date (as the case may be), (ii) any and all other welfare and fringe benefit claims based on occurrences on or prior to the later of Closing Date or the Employee Hire Date, whether such claims are asserted before, on or after the Closing Date or the Employee Hire Date (as the case may be), (iii) any and all life insurance, disability, severance (including severance claims based upon the transactions contemplated hereunder), medical or other welfare and fringe benefits claims of any individual (or his or her covered dependents) who retired from CDI, or died, on or prior to the later of the Closing Date or the Employee Hire Date, whether such claim is asserted before, on or after the Closing Date or the Employee Hire Date (as the case may be), (iv) any and all claims (including third party claims) under or with respect to any pension or retirement plan of deferred compensation of CDI, (v) any and all claims of Transferring Employees with respect to incentive compensation accrued as of the later of the Closing Date or the Employee Hire Date, whether such claims are asserted before, on or after the Closing Date or the Employee Hire Date (as the case may be), other than the liabilities and obligations assumed by Mercer pursuant to Section 2.4(b) and set forth in Schedule 2.4(b) to the Disclosure Schedule, (vi) any and all claims related to any severance or other termination benefits provided for by federal or state statute or otherwise (including, without limitation, claims arising under the Worker Adjustment and Retraining Notification Act) and arising out of a claim of actual or constructive termination resulting from the consummation of the transactions contemplated hereunder, (vii) any and all claims related to any compensation arrangement sponsored by CDI and payable as a result of the execution or performance of this Agreement, or on the termination of any Transferring Employee after the Closing in connection therewith, (viii) any and all other claims for severance relating to the employment of the Transferring Employees by CDI, and (ix) any and all claims of Transferring Employees with respect to accrued but unused vacation time as of the later of the Closing Date or the Employee Hire Date, whether such claims are asserted before, on or after the Closing Date or the Employee Hire Date (as the case may be), other than the liabilities and obligations of Mercer pursuant to Section 10.6(d).

10.7 Employment Taxes and Reporting.

       (a) CDI and Mercer agree that, for purposes of taxes imposed under the United States Federal Income Contribution Act and the United States Federal Unemployment Tax Act, Mercer shall be treated as a "successor employer" and CDI as a "predecessor," within the meaning of section 3306(b)(1) of the Code, with respect to Transferring Employees. CDI and Mercer agree that the Federal income and employment tax reporting obligations with respect to wages paid for calendar year 1997 will be satisfied in accordance with the standard procedure set forth in Rev. Proc. 96-60.

       (b) CDI and Mercer agree that for purposes of taxes imposed under the Massachusetts unemployment tax provisions, Mercer shall be treated as a successor-in-interest and CDI as a predecessor-in-interest. CDI shall fully comply with the requirements of Massachusetts General Law Ch. 151A, Section 14(n)(1), so as to provide Mercer with status as successor-in-interest and enable the transfer of experience record, reserve account balance and wage base and other such required information to Mercer as successor-in-interest. Upon written request, CDI shall join with Mercer, in the timely filing of all required applications and related documents for the transfer of the experience record, the reserve account balance, and the wage bases for state unemployment tax purposes ("Application"). Mercer will prepare such Applications based on the information necessary to effectuate the filing that shall be provided, to the extent necessary, by CDI.

10.8 CDI's Offices. CDI shall use its reasonable efforts to negotiate an early termination of the Lease which shall not occur earlier than the date on which Mercer relocates its staff from CDI's offices at One International Place, Boston, Massachusetts to Mercer's offices at 33 Hayden Avenue, Lexington, Massachusetts. CDI and Mercer shall cooperate with each other to coordinate the timing of any early termination of the lease and Mercer's relocation of its staff. Any benefit received by CDI in connection with an early termination of the Lease shall be paid by CDI to Mercer promptly after CDI's receipt thereof

                                      Article XI

                             TERMINATION PRIOR TO CLOSING

11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)  by the mutual written consent of Mercer and CDI;

       (b) by either Mercer or CDI by written notice to the other party without liability on the part of the terminating party on account of such termination (provided the terminating party or parties is not otherwise in default or in breach of this Agreement), if the Closing Date shall not have occurred on or before December 31, 1997.

       (c) by either Mercer or CDI, in writing, without liability on the part of the terminating party on account of such termination (provided the terminating party is not otherwise in default or breach of this Agreement), if the other party (which, in the case of CDI, shall include the Shareholders) shall (i) fail to perform in any material respect any covenant or agreement contained herein required to be performed by such party or parties prior to the Closing Date, or (ii) have breached any of the representations or warranties of such party or parties contained herein in any material respect and such breach has a Material Adverse Effect; provided, however, that no such termination shall become effective unless the terminating party has notified the other party in writing of its or their intent to terminate, such notice to be sent at least ten days prior to the intended date of termination and specifying the nature of the failure or breach giving rise to such termination; and provided, further, that such notice to terminate shall be void if the recipient thereof has cured such failure or breach on or before the expiration of such ten-day period.

11.2 Effect on Obligations.  Termination of this Agreement pursuant to this
Article XI shall terminate all obligations of the parties hereunder, except for the obligations under Sections 13.8 and 13.11 hereof and the obligations set forth in the next succeeding sentence of this Section 11.2. Upon any termination of this Agreement each party hereto will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party originally furnishing the same.


                                     Article XII

                             SURVIVAL AND INDEMNIFICATION

12.1 Survival of Representations, Warranties and Covenants. The respective representations and warranties of CDI, the Shareholders and Mercer contained in this Agreement, the Disclosure Schedule, any of the Ancillary Agreements, or in any Exhibit, Schedule, agreement or other document delivered in connection with the Closing pursuant hereto or thereto shall survive the Closing Date, but shall expire on June 1, 1999 except that any of such representations and warranties shall survive with respect to, and to the extent, and for the duration of the pendency, of any claim for which a Certificate has been delivered to the

Indemnifying Party prior to such expiration. The respective covenants and agreements of CDI, the Shareholders and Mercer as of the Closing Date contained in this Agreement, any of the Ancillary Agreements or in any Exhibit, Schedule, agreement or other document delivered in connection with the Closing pursuant hereto or thereto (including, without limitation, the respective indemnification obligations of CDI, the Shareholders and Mercer set forth in Sections 12.2(a) and (b) hereof) shall survive the consummation of the transactions contemplated by this Agreement.

12.2 Indemnification.

       (a) Subject to Section 12.4 hereof, CDI and each of the Shareholders, jointly and severally, shall indemnify, and hold harmless Mercer and its Affiliates, from and against, and pay or reimburse Mercer and its Affiliates for, any and all costs, losses, damages or liabilities (including, without limitation, reasonable attorneys' fees, interest and any penalties, but in each case net of Tax benefits if and when actually realized by the Indemnified Party (collectively, "Losses" and individually, a "Loss"), whether or not resulting from any third party claims, to the extent directly incurred or suffered by Mercer or any of its Affiliates with respect to or in connection with:

       (i) (A) the failure of any representation or warranty of CDI or the Shareholders made in or pursuant to this Agreement, the Disclosure Schedule, the Ancillary Agreements or in the Schedules or Exhibits attached hereto or thereto, or in any certificates delivered in connection with the Closing pursuant hereto or thereto by CDI or the Shareholders, taken as a whole, to be true and correct as of the Closing Date, or (B) any breach or nonfulfillment of any covenant or obligation of CDI or the Shareholders under this Agreement or the Ancillary Agreements or under any other agreements, certificates or documents delivered in connection with the Closing pursuant hereto or thereto by CDI or the Shareholders, other than any Loss which is asserted as a claim under subparagraph (ii) of this Section 12.2(a); or

       (ii) any claim which may be made against Mercer or any of its Affiliates with respect to any Excluded Assets or Excluded Liabilities, and any suits, actions, proceedings and assessments against Mercer or any of its Affiliates and reasonable costs and expenses incurred by Mercer or any of its Affiliates in the defense thereof, including reasonable attorneys' fees, incident to the matters referred to in this subparagraph (ii).

       (b) Mercer shall indemnify and hold harmless CDI and the Shareholders, from and against, and pay and reimburse CDI and the Shareholders for, any and all Losses, whether or not resulting from any third party claim, to the extent directly incurred or suffered by CDI or any of the Shareholders with respect to or in connection with:

       (i) (A) the failure of any representation or warranty of Mercer made in or pursuant to this Agreement, the Ancillary Agreements or in the Schedules or Exhibits attached hereto or thereto, or in any certificates delivered in connection with the Closing pursuant hereto or thereto by Mercer, taken as a whole, to be true and correct as of the date of this Agreement and as of the Closing Date or (B) any breach or nonfulfillment of any covenant or obligation of Mercer under this Agreement or the Ancillary Agreements or under any other agreements, certificates or documents delivered in connection with the Closing pursuant hereto or thereto by Mercer, other than any Loss which is asserted as a claim under subparagraph (ii) of this Section 12.2(b); or

       (ii) any claim which may be made against CDI or the Shareholders with respect to the Assumed Liabilities and any suits, actions, proceedings and assessments against CDI or the Shareholders and reasonable costs and expenses incurred by CDI or any of the Shareholders in the defense thereof, including reasonable attorneys' fees, incident to the matters referred to in this subparagraph (ii).

12.3 Indemnification Procedure.

       (a) Promptly after the party or parties seeking indemnification (the "Indemnified Party") learns of any event or circumstance, including, without limitation, any claim by a third party described in Section 12.3(c) hereof, that, in the judgment of the Indemnified Party, may give rise to indemnification hereunder, the Indemnified Party shall deliver to the party or parties from which indemnification is sought (the "Indemnifying Party") a certificate (the "Certificate"), which Certificate shall:

       (i) state that the Indemnified Party has incurred or properly accrued Losses, or anticipates that it will incur Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

       (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was incurred or properly accrued, the basis for any anticipated Loss or Losses and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder;

       provided, however, that any failure or delay by the Indemnified Party in delivering a Certificate to the Indemnifying Party shall not affect the Indemnified Party's right to indemnification under this Article XII, except to the extent that the Indemnifying Party is able to establish its damages resulting directly from such failure or delay.

       (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or in any Certificate, the Indemnifying Party shall, within ten Business Days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.

       (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver in accordance with paragraph (a) of this Section 12.3 to the Indemnifying Party a Certificate which shall include in reasonable detail a description of such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party, and the payment of expenses). Until the Indemnifying Party shall have so assumed the defense of the Indemnified Party against such claim following the delivery of such Certificate, the Indemnified Party may, but shall not be obligated to, undertake the defense of such claim on behalf of and for the account and risk of the Indemnifying Party, and if such Indemnified Party is entitled to indemnification under this
       Article XII, all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by the Indemnifying Party. Any

       Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party only if (i) the Indemnifying Party shall have failed, within ten Business Days after receipt of a Certificate in respect of such claim, to assume the defense of such claim or to notify the Indemnified Party in writing that it will assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to either party and that the assertion (or nonassertion) by the Indemnifying Party of any of such defenses will be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any compromise or settlement of any such action or claim effected without the consent of the Indemnifying Party, but if settled with the consent of the Indemnifying Party, or if there be final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss or Losses by reason of such settlement or judgment. After any such claim has been filed or initiated, each party shall make available to the other and its attorneys and accountants all pertinent information under its control relating to such claim which is not confidential or proprietary in nature or which is made available under the terms of a confidentiality agreement or is delivered or obtained under appropriate protective orders satisfactory to such party and the parties agree to render to each other such assistance as they may reasonably require of each other in order to facilitate the proper and adequate defense of any such claim.

       (d) Except to the extent that Mercer shall have exercised its right under Section 12.3(e) to withhold amounts still payable to CDI under Section 3.2, within twenty (20) Business Days of the determination of the amount of any (i) claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within ten Business Days of receipt of such Certificate, (ii) claims for Losses covered by a memorandum of agreement of the nature described in paragraph
       (b) of this Section 12.3, (iii) claims for Losses the validity and amount of which have been the subject of a final judicial determination described in such paragraph (b) which is not appealable or (iv) claims for Losses the validity and amount of which shall have been the subject of a final judicial determination described in paragraph (c) which is not appealable, in each case, the Indemnifying Party shall pay such determined amount to the Indemnified Party by wire transfer to the bank account or accounts designated in writing by the Indemnified Party, which designation shall be provided to the Indemnifying Party not less than one Business Day prior to such payment.

       (e) Upon delivery of a Certificate by Mercer to CDI and the Shareholders, Mercer shall be entitled, at its discretion, to withhold, up to the amount of the Losses specified in such Certificate, any amount which then remains payable to CDI under Section 3.2. In the event that CDI and the Shareholders shall object to all or any portion of such Losses and it is determined pursuant to Section 4 of the Escrow Agreement, if applicable, and this Section 12.3 that Mercer is not entitled to indemnification in respect of all or any portion of the amount withheld, then Mercer shall, within five Business Days of such determination, pay to CDI the unduly withheld amount, plus interest thereon from the date such amount should have been paid under Section 3.2 hereof until the date such amount is paid to CDI at a rate equal to two (2) times the prime rate as published in The Wall Street Journal on the date such payment should have been made under Section 3.2.

12.4 Limitation of Liability.

     (a)  Notwithstanding anything to the contrary herein,

          (i) CDI and the Shareholders shall not be liable in respect of any indemnification obligation arising under Section 12.2(a)(i)(A),

       (A) unless and until the aggregate cumulative amount of Losses claimed thereunder exceeds $250,000 (the "CDI Deductible"), in which case CDI and the Shareholders shall be liable only for such excess over the CDI Deductible, and

       (B)  to the extent any claim or aggregate claims exceed,

          (1) for claims under Section 4.2 other than Sections 4.2.8 and 4.2.9, $33,450,000, or

          (2) for claims under Section 4.1 and Sections 4.2.8 and 4.2.9 and

          (a) for which Certificates are or have been delivered by Mercer prior to December 1, 1998, $26,450,000, or

          (b) for which Certificates are or have been delivered by Mercer on or after December 1, 1998 and prior to June 1, 1999, $19,450,000, provided, however, that Mercer may not in any event recover an aggregate of more than $33,450,000 under Section 12.2(a)(i)(A),

          (ii) no Shareholder shall have any liability under Section 12.2(a)(i)(A) for any representation or warranty made in Section 4.1 or Sections 4.2.8 or 4.2.9, and

          (iii) no Shareholder shall have any liability under Section 12.2(a)(i)(A) in excess of the amount allocated to such Shareholder on Exhibit L hereto.

       (b) Notwithstanding anything to the contrary herein, Mercer shall not be liable in respect of any indemnification obligation arising under Section 12.2(b)(i)(A), (i) unless and until the aggregate cumulative amount of Losses claimed thereunder exceeds $25,000 (the "Mercer Deductible"), in which case Mercer shall be liable only for such excess over the Mercer Deductible, and (ii) out of claims which in the aggregate exceed $33,450,000.

       (c) No party shall be liable under this Article 12, and no claim for indemnification may in any event be asserted under this Article 12, for any loss of profits or consequential damages by reason of a breach of any representation, warranty, covenant or other provision of this Agreement or any of the Ancillary Agreements, except (i) to the extent loss of profits or consequential damages are payable in connection with third party claims which are indemnifiable under this Article 12 or
       (ii) loss of profits of Mercer resulting from a breach of any representation or warranty contained in Section 4.2.5 or 4.2.7.

       (d) CDI shall have no liability under any provision of this Agreement for Losses or the portion of any Loss which results from actions solely taken or not taken by Mercer or its Affiliates after the Closing.

12.5 Exclusive Remedy. This Article 12 shall provide the sole and exclusive remedy for any and all Losses sustained or incurred by an Indemnified Party, its successors or assigns in connection with this Agreement or the transactions contemplated hereby.

                                     Article XIII

                                    MISCELLANEOUS

13.1 Entire Agreement. This Agreement (including the Disclosure Schedule, the Ancillary Agreements and the Exhibits and Schedules hereto and thereto) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. Any other prior agreements or undertakings among the parties hereto (whether oral or written) regarding the subject matter hereof are merged into and superseded by this Agreement.

13.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned (by operation of law or otherwise) by the parties hereto without the prior written consent of the other party hereto, except that Mercer may assign any or all of its rights and/or obligations hereunder to any of its direct or indirect Subsidiaries.

13.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

13.4 Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

13.5 Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

13.6 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto and Marsh & McLennan any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

13.7 Bulk Transfer Laws. Mercer hereby waives compliance by CDI with the provisions of the bulk sales laws of any jurisdiction, and CDI warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Mercer or its Affiliates by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Mercer hereunder. CDI shall indemnify and hold Mercer and its Affiliates harmless from and against (and shall on demand reimburse Mercer for) any Loss directly suffered or incurred by Mercer or its Affiliates by reason of CDI's failure to pay and discharge such claims.

13.8 Expenses. Except as otherwise provided in this Agreement, each of CDI, the Shareholders and Mercer shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and legal counsel.

13.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be sufficiently given if delivered in person, sent by telecopier, sent by reputable express overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

     if to Mercer, to:

           Mercer Management Consulting, Inc.
           1166 Avenue of the Americas, 44th Floor
           New York, New York  10036
           Telecopy No.:  (212) 345-8035
           Attention:     James A. Quella

     with a copy to:

           Marsh & McLennan Companies, Inc.
           1166 Avenue of the Americas, 31st Floor
           New York, New York  10036
           Telecopy No.: (212) 345-5627
           Attention:     Leonard F. DiNapoli, Jr.

     if to CDI or the Shareholders, to:

           Corporate Decisions, Inc.
           One International Place
           100 Oliver Street
           Boston, Massachusetts 02110
           Telecopy No.:  (617) 330-6898
           Attention:     David J. Morrison

     with a copy to:

           Ropes & Gray
           One International Place
           Boston, Massachusetts  02110
           Telecopy No.:  (617) 951-7050
           Attention:     Thomas B. Draper
or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fifth day after the day it is so placed in the mail. Any notice which is telecopied in the manner provided herein shall be presumed to have been duly given to the party to whom it is directed upon telephonic confirmation of receipt of such telecopy. Any notice which is sent by reputable express overnight courier service in the manner provided herein shall be presumed to have been duly given to the party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service.

13.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

13.11 Publicity. Except as otherwise required by applicable laws or regulations, CDI and Mercer shall not issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contemplated hereby, without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof. If either party determines, upon written advice of counsel, that it is required by law to make any announcement, it shall use its best efforts to consult with, and obtain the written approval of, the other party before making the announcement.

13.12 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

                               [Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as a sealed instrument as of the date first above written.

Mercer Management Consulting, Inc.



By:  _____________________________
     Name:
     Title:


CORPORATE DECISIONS, INC.



By:  _____________________________
     Name:
     Title:


SHAREHOLDERS


_____________________________      _____________________________
David Morrison                     John Kania

_____________________________      _____________________________
Adrian Slywotzky                   Kirk Grosel

_____________________________      _____________________________
Kevin Mundt                        Charles Hoban

_____________________________      _____________________________
William Stevenson                  Richard Wise

_____________________________
Ted Moser